The information in this preliminary prospectus supplement is not complete and may be changed or supplemented without notice. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285148

SUBJECT TO COMPLETION, DATED OCTOBER 7, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated February 21, 2025)

$

             Shares

        % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

We are offering                    shares of our       % Series B Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”).

We will pay cumulative cash dividends on the Series B Preferred Stock from the date of original issue at a rate of        % per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $          per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on January 15, 2027. The Series B Preferred Stock will rank on parity with our 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), and senior to our common stock, $0.001 par value per share, with respect to dividend rights and rights upon our liquidation, dissolution or winding up.

Generally, we are not permitted to redeem the Series B Preferred Stock prior to           , 2031, except in limited circumstances relating to our ability to qualify as a real estate investment trust for U.S. federal income tax purposes (“REIT”) or pursuant to the special optional redemption provision upon a Change of Control (as defined herein), as a result of which, except for limited circumstances described herein, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts (“ADRs”) representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE American LLC (“NYSE American”) or the Nasdaq Stock Market (“Nasdaq”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq. On or after             , 2031, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends on such Series B Preferred Stock to, but not including, the redemption date. If we provided or provide notice of our election to redeem the Series B Preferred Stock, the holders of the Series B Preferred Stock will not be permitted to exercise the conversion right described below.

Upon the occurrence of a Change of Control, as a result of which, except for limited circumstances described herein, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends to, but not including, the redemption date, in cash. In addition, upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right to convert some or all of such holder’s shares of Series B Preferred Stock into shares of common stock as described herein under “Description of Series B Preferred Stock—Conversion Right Upon a Change of Control,” unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series B Preferred Stock as described herein.

The Series B Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series B Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.

We have elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2017. The offered shares of Series B Preferred Stock are subject to restrictions on ownership and transfer that are intended, among other purposes, to assist us in maintaining our qualification as a REIT, including, subject to certain exceptions, a 9.8% ownership limit of our capital stock, including the Series B Preferred Stock. See “Description of Series B Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Currently no market exists for the Series B Preferred Stock. We plan to file an application to list the Series B Preferred Stock on the NYSE under the symbol “IIPR Pr B.” If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the date of initial issuance of the Series B Preferred Stock.

The Series B Preferred Stock has not been rated. Investing in the Series B Preferred Stock involves a high degree of risk, including risks associated with investing in non-rated securities. You should purchase the Series B Preferred Stock only if you can afford a complete loss of your investment. Before making a decision to invest in the Series B Preferred Stock, you should carefully read and consider the information in the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings with the Securities and Exchange Commission (“SEC”) incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters an option to purchase up to an additional              shares of Series B Preferred Stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any.

The underwriters expect to deliver the Series B Preferred Stock through the facilities of The Depository Trust Company (“DTC”) on or about               , 2026, which is the fifth business day following the pricing of this offering.

Active Bookrunner

Stifel

Passive Bookrunners

A.G.P.	Huntington Capital Markets	Oppenheimer & Co.

Co-Managers

Academy Securities	Clear Street	Compass Point
Roberts & Ryan	Roth Capital Partners	Wolfe Capital Markets and Advisory

The date of this prospectus supplement is               , 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the underwriters have not, authorized any dealer, salesperson or other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities that we may offer from time to time, some of which does not apply to this offering. We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein, before buying any shares of the Series B Preferred Stock being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent or conflicts with statements made in the accompanying prospectus or any documents incorporated by reference herein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein.

We urge you to carefully read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference,” before buying any offered shares.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding whether to invest in the Series B Preferred Stock being offered. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement, including the information contained in or referred to under the caption “Risk Factors” beginning on page S-11 in this prospectus supplement, and our consolidated financial statements and the notes to those statements incorporated by reference in this prospectus supplement, before making an investment decision.

Unless the context otherwise requires or indicates, references in this prospectus supplement to “we,” “us,” “our,” and “our company” refer to Innovative Industrial Properties, Inc., a Maryland corporation, together with its subsidiaries, including IIP Operating Partnership, LP, a Delaware limited partnership (our “Operating Partnership”), of which we are the sole general partner and through which we conduct our business.

Our Company

We are an internally-managed REIT focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities and on financial investments in the life science industry. Our properties are primarily leased to experienced, state-licensed operators for their regulated cannabis facilities. We have acquired and intend to continue to acquire our properties through sale-leaseback transactions and third-party purchases. We have leased and expect to continue to primarily lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, real estate taxes and insurance.

We were incorporated in Maryland on June 15, 2016. We conduct our business through a traditional umbrella partnership REIT, or UPREIT structure, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We are the sole general partner of our Operating Partnership and own, directly or through subsidiaries, 100% of the limited partnership interests in our Operating Partnership.

Recent Developments

Charter Amendment

We filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland, which became effective on September 25, 2026, to increase the total number of shares of stock that we have authority to issue from 100,000,000 shares to 175,000,000 shares, with the number of authorized shares of common stock, par value $0.001 per share, increasing from 50,000,000 to 100,000,000 and the number of authorized shares of preferred stock, par value $0.001 per share, increasing from 50,000,000 to 75,000,000. As of September 30, 2026, there were 27,570,861 shares of common stock issued and outstanding and 5,666,082 shares of Series A Preferred Stock issued and outstanding.

Investment in Mezzanine Financing

On September 28, 2026, our Operating Partnership’s wholly-owned subsidiary, IIP Life Science Investments II LLC (“IIP Life Science II”), entered into the Sixth Amendment (the “Sixth Amendment”) to the Amended and Restated Mezzanine Loan and Security Agreement, dated as of September 30, 2025 (as amended, the “Alewife Mezzanine Loan Agreement”), by and among IQHQ-Alewife Holdings, LLC, a Delaware limited liability company (“IQHQ-Alewife Holdings”), as borrower, the administrative agent thereunder, IIP Life Science II, as a lender, and the existing mezzanine lender party thereto. The Alewife Mezzanine Loan Agreement provides for a mezzanine construction loan facility to fund, among other things, the construction and development of Alewife Park, a master-planned, transit-oriented life science campus located on approximately 27 acres in West Cambridge, Massachusetts (the “Alewife Park Property”), including certain tenant improvement work, landlord work and campus amenity, outdoor and infrastructure work related to certain leases of premises at the Alewife Park Property.

Together with certain agreements entered into in connection therewith, the Sixth Amendment sets forth the terms and conditions of the transactions pursuant to which the parties agreed to:

•	increase the maximum principal amount of the mezzanine loan under the Alewife Mezzanine Loan Agreement (the “Alewife Mezzanine Loan”) by $267.0 million, bringing the total maximum principal amount of the Alewife Mezzanine Loan to $400.0 million, with IIP Life Science II committing up to $245.0 million of the increase and the existing mezzanine lender committing up to $22.0 million of the increase; and

•	enter into related agreements, including the Co-Lender Agreement (as defined below), the Right of First Offer for Purchase or Finance of Alewife Park Center (the “ROFO”), and an amendment to an intercreditor agreement.

The borrower is a wholly owned subsidiary of IQHQ, LP, a Delaware limited partnership, which is the operating partnership of IQHQ, Inc., a Maryland corporation (“IQHQ REIT”).

On September 28, 2026, IIP Life Science II funded an initial advance under the Alewife Mezzanine Loan in an aggregate amount of approximately $111.0 million, the proceeds of which were used to repay in full IQHQ-Alewife Holdings’ existing $85.0 million bridge loan, together with accrued interest, fees, minimum return payment and other amounts due thereunder.

The Alewife Mezzanine Loan is secured by a pledge of IQHQ-Alewife Holdings’ limited liability company interests in IQHQ-Alewife Member, LLC and a pledge by IQHQ-Alewife Member, LLC of its limited liability company interests in IQHQ-Alewife, LLC, the fee owner of the Alewife Park Property. The Alewife Mezzanine Loan also receives the benefit of a completion guaranty, an environmental guaranty and a guaranty of recourse obligations by IQHQ, LP.

The Alewife Mezzanine Loan bears interest at a rate per annum equal to the Applicable Rate (defined below), and interest is calculated by multiplying the daily interest rate based on the Applicable Rate, or the default rate if applicable, by the aggregate principal amount of the Alewife Mezzanine Loan and the senior mortgage loan, and then subtracting the amount of interest actually paid by IQHQ-Alewife Holdings on the senior mortgage loan for the applicable period. The Applicable Rate is a per annum rate equal to the greater of (a) 14% per annum and (b) the applicable interest rate benchmark, which is initially the one-month Term Secured Overnight Financing Rate, plus a spread of 9.0% per annum, and which may be converted by the administrative agent to an alternate floating rate index or the prime rate publicly announced by JPMorgan Chase Bank, National Association, in each case plus an adjusted spread (the “Applicable Rate”).

The maturity date of the Alewife Mezzanine Loan is February 9, 2028, with a one-year extension option available to the borrower subject to the satisfaction or waiver of certain conditions set forth in the Alewife Mezzanine Loan Agreement, including the extension of the maturity date of the senior mortgage loan (currently February 2027, subject to extension on the terms and conditions therein).

In connection with the Sixth Amendment, on September 28, 2026, the administrative agent, the existing mezzanine lender and IIP Life Science II entered into the Co-Lender Agreement (the “Co-Lender Agreement”) establishing the relative rights, benefits, obligations and priorities of the noteholders with respect to the Alewife Mezzanine Loan. In addition, under the Co-Lender Agreement, our company also has the option, but not the obligation, to purchase all or a portion of the existing mezzanine lender’s notes (aggregating up to approximately $155.0 million in maximum principal amount).

As a condition to IIP Life Science II funding its portion of the Alewife Mezzanine Loan, on September 28, 2026, IIP Life Science II entered into the ROFO with IQHQ-Alewife LLC, IQHQ REIT and certain of their affiliates, pursuant to which IIP Life Science II will have a right of first offer to purchase, finance or refinance the Alewife Park Property once the total amount funded by IIP Life Science II under the Alewife Mezzanine Loan equals or exceeds $155.0 million.

Corporate Information

For a complete discussion of our business and operations, see our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement.

Our principal executive offices are located at 1389 Center Drive, Suite 200, Park City, UT 84098. Our telephone number is (858) 997-3332. Our website is www.innovativeindustrialproperties.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” in this prospectus supplement.

Issuer	Innovative Industrial Properties, Inc., a Maryland corporation.

Securities Offered	shares of % Series B Preferred Stock (or shares if the underwriters’ over-allotment option is exercised in full). We reserve the right to reopen this series and issue additional shares of Series B Preferred Stock either through public or private sales at any time and from time to time.

Ranking

The shares of Series B Preferred Stock will rank, with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•     senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock;

•     on parity with the Series A Preferred Stock and any future class or series of our capital stock expressly designated as ranking on parity with the Series B Preferred Stock (the “Parity Preferred Stock”); and

•      junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, including our outstanding 6.00% exchangeable senior notes due 2029 (the “Exchangeable Notes”), which, prior to conversion or exchange, will rank senior in right of payment to the Series B Preferred Stock. The Series B Preferred Stock will also rank junior in right of payment to our other current and future debt obligations.

Dividends	Holders of shares of the Series B Preferred Stock will be entitled to receive cumulative cash dividends on the Series B Preferred Stock at a rate of % per annum of the $25.00 per share liquidation preference (equivalent to the fixed annual amount of $ per share). Dividends on the Series B Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year (or if not a business day, on the next succeeding business day). The first dividend on the Series B Preferred Stock is scheduled to be paid on January 15, 2027 and will be a pro rata dividend from and including the original issue date to and including January 14, 2027, in the amount of $ per share. The amount of any dividend payable on the Series B Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends or (iii) such dividends are authorized by our board of directors and declared by us. Accrued dividends on the Series B Preferred Stock will not bear interest.

Liquidation Preference	Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of shares of the Series B Preferred Stock will be entitled to receive $25.00 per share of the Series B Preferred Stock, plus an amount per share equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment, before any distribution or payment is made to holders of shares of our common stock and any other class or series of capital stock ranking junior to the Series B Preferred Stock as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs.

No Maturity, Sinking Fund or Mandatory Redemption	The Series B Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set apart funds to redeem the Series B Preferred Stock. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares at our option or, under circumstances where the holders of the Series B Preferred Stock have a conversion right, such holders decide to convert the Series B Preferred Stock into our common stock.

Optional Redemption	We may not redeem the Series B Preferred Stock prior to , 2031, except with respect to the special optional redemption described below and in limited circumstances relating to our qualification and maintaining our qualification as a REIT, as described in “Description of Series B Preferred Stock—Optional Redemption” in this prospectus supplement. On and after , 2031, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series B Preferred Stock in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest. Any partial redemption will be on a pro rata basis.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described below with respect to the shares of Series B Preferred Stock subject to such notice.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•     the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50.0% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•     following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, NYSE American or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Notwithstanding the foregoing, if the transaction or series of transactions described in the first bullet point above (the “Change of Control Transaction”) forms part of a series of related transactions that are closed or consummated within 12 months of the closing or consummation of the Change of Control Transaction (including, without limitation, any merger, consolidation, sale or transfer of assets, recapitalization, reorganization, or special or extraordinary distribution, in each case outside of the ordinary course of our business (the “Related Transactions”)), and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or our holders of common stock in connection with both the Change of Control Transaction and the Related Transactions on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Conversion Right Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of shares of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of such holder’s shares of Series B Preferred Stock (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock to be converted, which is equal to the lesser of:

•     the quotient obtained by dividing (i) the sum of  (x) the liquidation preference amount of  $25.00 per share of Series B Preferred Stock, plus (y) the amount of any accrued but unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•                           (the “Share Cap”), subject to certain adjustments; subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series B Preferred Stock will not have any right to convert the Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of  “Change of Control Conversion Date” and “Common Stock Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Series B Preferred Stock—Conversion Right Upon a Change of Control.”

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Limited Voting Rights

Holders of shares of the Series B Preferred Stock will generally have no voting rights. However, if dividends on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting our board of directors will be increased by two, and holders of shares of the Series B Preferred Stock (voting separately as a single class together with the holders of the Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (the “Voting Preferred Stock”)) will be entitled to vote, at a special meeting called upon the written request of the holders of at least 10% of such stock or at our next annual meeting and at each subsequent annual meeting of stockholders, for the election of two additional directors to serve on our board of directors (the “Preferred Directors”) until all unpaid dividends with respect to the Series B Preferred Stock and the Parity Preferred Stock have been paid.

In addition, the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, and the Voting Preferred Stock (voting together as a single class), is required for us to authorize or issue any class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, senior to the Series B Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the terms of the Series B Preferred Stock. Among other things, we may, without the vote of the holders of the Series B Preferred Stock, issue additional shares of any class or series of capital stock ranking on parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

NYSE Listing	We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “IIPR Pr B.” If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the initial delivery of the Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Preferred Stock.

Restrictions on Ownership and Transfer	To assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, we impose restrictions on the ownership and transfer of our capital stock. Our charter provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”), either (i) more than 9.8% in value of our outstanding shares of capital stock, or (ii) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the articles supplementary establishing the Series B Preferred Stock will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series B Preferred Stock. See “Description of Series B Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Use of Proceeds

We estimate that the net proceeds from the sale of the Series B Preferred Stock from this offering will be approximately $             million (or approximately $             million if the underwriters’ over-allotment option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us. We will contribute the net proceeds of this offering to our Operating Partnership as an additional capital contribution.

Our Operating Partnership intends to use the net proceeds from this offering to fund all or a portion of our remaining unfunded commitment under the Alewife Mezzanine Loan. Our Operating Partnership intends to use any remaining net proceeds from this offering to fund investments that are consistent with our investment strategy, which may include acquisitions of real estate or investments in real estate funds, other REITs, joint ventures, debt, mezzanine loans, preferred equity or other forms of joint venture equity, for working capital and other general corporate purposes, or a combination of the foregoing. See “Use of Proceeds” in this prospectus supplement.

Transfer Agent and Registrar	The transfer agent and registrar for the Series B Preferred Stock is Continental Stock Transfer & Trust Company.

Material U.S. Federal Income Tax Considerations	For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Series B Preferred Stock, see “Additional Material U.S. Federal Income Tax Considerations” on page S-37 of this prospectus supplement and “Material U.S. Federal Income Tax Considerations” on page 33 of the accompanying prospectus.

Risk Factors	Investing in shares of the Series B Preferred Stock involves risks. Before making a decision to invest in the Series B Preferred Stock, you should carefully read and consider the information in the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings with the SEC incorporated by reference herein.

Settlement	Delivery of the shares of Series B Preferred Stock will be made against payment therefor on or about October , 2026, which is the fifth business day following the trade date of this offering.

RISK FACTORS

An investment in shares of the Series B Preferred Stock involves a high degree of risk. Before making a decision to invest in the Series B Preferred Stock, you should carefully read and consider the following risk factors, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks were to occur, our business, prospects, financial condition, liquidity, and results of operations and our ability to make distributions to our stockholders and achieve our goals could be materially and adversely affected, the value of the Series B Preferred Stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including statements in risk factors, constitute forward-looking statements. Please see “Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering and the Series B Preferred Stock

We intend to use the net proceeds from this offering to, among other things, fund investments that are consistent with our investment strategy, but this offering is not conditioned upon the closing of pending investments and we will have broad discretion to determine alternative uses of proceeds.

As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to fund all or a portion of our remaining unfunded commitment under the Alewife Mezzanine Loan. Our Operating Partnership intends to use any remaining net proceeds from this offering to fund investments that are consistent with our investment strategy, which may include acquisitions of real estate or investments in real estate funds, other REITs, joint ventures, debt, mezzanine loans, preferred equity or other forms of joint venture equity, for working capital and other general corporate purposes, or a combination of the foregoing. However, this offering will not be conditioned upon the closing of definitive agreements to acquire or invest in any properties or to make other investments. We will have broad discretion in the application of the net proceeds from this offering, and holders of the Series B Preferred Stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

We may use a portion of the net proceeds from this offering to invest in real estate funds, other REITs, including IQHQ REIT, joint ventures, debt, mezzanine loans, preferred equity and other forms of joint venture equity over which we may not have significant control, to or for which we may owe significant funding or obligations and for which there is no readily available market, and these investments may not be profitable.

We may use a portion of the net proceeds from this offering to invest with third parties through real estate funds, other REITs, including IQHQ REIT, joint ventures or other entities, by acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity. Further, we may invest in debt or mezzanine loans for a property, and any such investments may be second liens and lower in priority than any first lien lender. Any of the foregoing types of investments may not be liquid and we may have little or no rights, or ability, to exercise the direction or control of the respective enterprises. In connection with these investments, we may have obligations under certain guarantees related to such investments. The ultimate value of any minority investments, joint ventures or debt investments will be dependent upon the efforts of others over an extended period of time. The nature of our interests and the absence of a readily available market for those interests restrict our ability to dispose of them. Our lack of control over the management of any business in which we are a minority investor, joint owner or creditor and the lack of a readily available market to sell our interest in these businesses may cause us to recognize a loss on our investment in these businesses or to incur costs or liabilities that we do not control, but for which we may be required to contribute capital or satisfy financial commitments. These arrangements are subject to uncertainties and risks, including those related to credit risk, conflicting joint venture partner interests, including with respect to competition in other markets, and to our joint venture partners failing to meet their financial or other obligations.

Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected.

In addition, the failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT. Pursuant to a safe harbor provided by the Internal Revenue Service, if a mezzanine loan meets certain requirements, it will be treated by the Internal Revenue Service as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and gross income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

The Series B Preferred Stock is a new issuance with no stated maturity date and does not have an established trading market, which, among other factors, may negatively affect its market value and your ability to transfer or sell your shares.

The Series B Preferred Stock is a new issue of securities with no established trading market. In addition, since the Series B Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “IIPR Pr B,” but there can be no assurance that the NYSE will accept the Series B Preferred Stock for listing. Even if the application is approved, an active trading market on the NYSE for the shares may not develop or, even if it develops, may not last and transaction costs could be high, in which case the trading price of the shares could be adversely affected and your ability to transfer or sell your shares of Series B Preferred Stock will be limited.

We have been advised by the underwriters that they intend to make a market in the shares of the Series B Preferred Stock, but they are not obligated to do so, and even if they do, may discontinue market-making at any time without notice.

The Series B Preferred Stock is subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including the issuance of additional shares of Series A Preferred Stock or Series B Preferred Stock, and by other transactions.

As of June 30, 2026, we had approximately $623.6 million aggregate principal amount of indebtedness outstanding, consisting of $221.1 million aggregate principal amount of secured indebtedness outstanding under our term loans, revolving credit facility and life science credit facility and approximately $402.5 million aggregate principal amount of unsecured indebtedness outstanding under the Exchangeable Notes. We may incur additional significant debt in the future. The Series B Preferred Stock is subordinate to all of our existing and future debt, including our Exchangeable Notes, term loans, revolving credit facility and life science credit facility, and any indebtedness and liabilities that we incur in the future. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders in the event of a default under the debt facilities or under other circumstances.

Our charter currently authorizes the issuance of up to 75,000,000 shares of preferred stock in one or more classes or series. As of the date of this prospectus supplement, we have duly classified and designated 23,350,000 shares of authorized but unissued preferred stock as shares of Series A Preferred Stock and there are 5,666,082 shares of Series A Preferred Stock outstanding. We also offer and sell shares of our Series A Preferred Stock from time to time through an “at the market offering” program.

We may issue preferred stock on parity with the Series B Preferred Stock without the consent of the holders of the Series B Preferred Stock. The issuance of additional preferred stock on parity with or senior to the Series B Preferred Stock would dilute the interests of the holders of shares of Series B Preferred Stock, and any issuance of preferred stock senior to the Series B Preferred Stock or of indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock. Future issuances and sales of senior stock or Parity Preferred Stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

If we decide to issue debt or senior stock in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants or other provisions that will restrict our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of Series B Preferred Stock bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

Other than the conversion right afforded to holders of Series B Preferred Stock upon a Change of Control as described under “Description of Series B Preferred Stock—Conversion Right Upon a Change of Control,” none of the provisions relating to the Series B Preferred Stock relate to or limit our indebtedness or afford the holders of shares of Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of shares of Series B Preferred Stock.

The Change of Control conversion feature of the Series B Preferred Stock may not adequately compensate you and may make it more difficult for a third party to take over our company or discourage a third party from taking over our company.

Upon the occurrence of a Change of Control, holders of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock) to convert some or all of their Series B Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See “Description of Series B Preferred Stock—Conversion Right Upon a Change of Control” in this prospectus supplement. Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $             per share (which is approximately       % of the per-share closing sale price of our common stock reported on the NYSE on October      , 2026), subject to adjustment in certain circumstances, the holders will receive a maximum of        shares of our common stock per share of Series B Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series B Preferred Stock.

In addition, the Change of Control conversion feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that stockholders may otherwise believe are in their best interests.

Listing of the Series B Preferred Stock on the NYSE does not guarantee a liquid market for the Series B Preferred Stock.

We intend to apply to list the Series B Preferred Stock on the NYSE. In the event the Series B Preferred Stock is listed on the NYSE, we cannot assure you that a liquid market for the Series B Preferred Stock will be maintained or will provide you with adequate liquidity. The underwriters have advised us that they intend to continue to make a market in the Series B Preferred Stock but are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series B Preferred Stock will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series B Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series B Preferred Stock. As a result, the ability to transfer or sell the Series B Preferred Stock and the amount you receive upon any sale or transfer of the Series B Preferred Stock could be adversely affected.

The market price and trading volume of the Series B Preferred Stock may fluctuate substantially and be volatile due to numerous factors beyond our control.

The market price of the Series B Preferred Stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in the Series B Preferred Stock may fluctuate and cause significant price variations to occur. If the market price of the Series B Preferred Stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the market price of the Series B Preferred Stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect or result in fluctuations in the price or trading volume of the Series B Preferred Stock include:

•	prevailing interest rates;

•	the market for similar securities;

•	our issuance of debt or preferred equity securities;

•	our actual or projected operating results, financial condition, cash flows and liquidity or changes in business strategy or prospects;

•	changes in governmental policies, regulations or laws;

•	publication of research reports about us, the real estate industry or the cannabis industry;

•	changes in market valuations of similar companies;

•	additions to or departures of our senior management team;

•	speculation in the press or investment community or negative press in general;

•	failure to maintain our qualification as a REIT;

•	refusal of securities clearing firms to accept deposits of our securities;

•	a delisting of our common stock, the Series A Preferred Stock or the Series B Preferred Stock from the NYSE;

•	actions by institutional stockholders;

•	price and volume fluctuations in the stock market generally; and

•	financial market and economic conditions generally, including the current state of the credit and capital markets and the market and economic conditions.

Moreover, one factor that will influence the price of the Series B Preferred Stock will be the dividend yield on the Series B Preferred Stock (as a percentage of the price of the Series B Preferred Stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of the Series B Preferred Stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of the Series B Preferred Stock to decrease.

In the event that the Series B Preferred Stock becomes convertible upon a Change of Control and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease in the market price of our common stock.

Holders of the Series B Preferred Stock will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred stock or the income from that investment will be worth less in the future. As inflation occurs, the real value of the Series B Preferred Stock and dividends payable on such shares declines.

As a holder of Series B Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of shares of Series B Preferred Stock will be extremely limited. Our common stock is the only class or series of our stock carrying full voting rights. Voting rights for holders of shares of Series B Preferred Stock exist primarily with respect to the ability to elect two additional directors in the event that dividends for six quarterly dividend periods (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our charter that materially and adversely affect the rights of the Series B Preferred Stock or that create additional classes or series of preferred stock that are senior to the Series B Preferred Stock. See “Description of Series B Preferred Stock—Limited Voting Rights.” Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have voting rights.

Our charter contains, and the articles supplementary establishing the Series B Preferred Stock will contain, restrictions upon ownership and transfer of the Series B Preferred Stock, which may impair the ability of holders to acquire the Series B Preferred Stock.

Our charter contains, and the articles supplementary establishing the Series B Preferred Stock will contain, restrictions on ownership and transfer of the Series B Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, to assist us in qualifying as a REIT, the articles supplementary establishing the Series B Preferred Stock will prohibit anyone from owning, or being deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding Series B Preferred Stock. See “Description of Series B Preferred Stock—Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations prior to your purchase of the Series B Preferred Stock. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series B Preferred Stock.

Our ability to pay dividends or redeem shares is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series B Preferred Stock or redeem shares is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution (including a dividend or redemption) if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Series B Preferred Stock. Any dividends or redemption payments may be delayed or prohibited.

If we are not paying full dividends on any outstanding shares of Parity Preferred Stock, including the Series A Preferred Stock, we will not be able to pay full dividends on the Series B Preferred Stock.

When dividends are not paid in full on outstanding shares of Series B Preferred Stock or any Parity Preferred Stock, including the Series A Preferred Stock, for a dividend period, all dividends declared with respect to outstanding shares of Series B Preferred Stock and such Parity Preferred Stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series B Preferred Stock for such dividend period and all shares of Parity Preferred Stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding Parity Preferred Stock, including the Series A Preferred Stock, we will not be able to pay full dividends on the Series B Preferred Stock.

We cannot assure you that we will be able to pay dividends regularly.

Future distributions on our common stock and preferred stock, including the Series B Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code and our ability to use our tax net operating loss carryforward, any debt service requirements and any other factors our board of directors deems relevant. Our board of directors can elect at any time or from time to time, and for an indefinite duration, not to pay any or all accrued distributions. Accordingly, we cannot guarantee that we will be able to make cash distributions on the Series B Preferred Stock on a regular quarterly basis in the future or what actual distributions will be for any future period.

The Series B Preferred Stock has not been rated.

The Series B Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect its market value and your ability to sell such shares. It is possible that one or more rating agencies might independently determine to issue such a rating or that such a rating, if issued, could adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series B Preferred Stock, which could adversely impact the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

If our common stock is delisted, your ability to transfer or sell your shares of Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series B Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series B Preferred Stock and receive stated dividends on the stock when, as and if authorized by our board of directors and declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series B Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

To the extent that our distributions represent a return of capital for tax purposes, stockholders may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions) of their shares of Series B Preferred Stock.

The dividends payable by us on the Series B Preferred Stock may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of the stockholder’s adjusted tax basis in the stockholder’s Series B Preferred Stock and then, to the extent of any excess over the stockholder’s adjusted tax basis in the stockholder’s Series B Preferred Stock, as capital gain. Any distribution that is treated as a return of capital will reduce the stockholder’s adjusted tax basis in the stockholder’s Series B Preferred Stock, and subsequent sales (including cash redemptions) of such stockholder’s Series B Preferred Stock will result in recognition of an increased taxable gain or reduced taxable loss due to the reduction in such adjusted tax basis. See “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Taxation of Taxable U.S. Holders on Distributions on Shares” in the accompanying prospectus.

Risks Related to Our Life Science Investments and Real Estate-Related Assets

Credit and structural risks related to our investment in the IQHQ Credit Facility (as defined below) and the Alewife Mezzanine Loan may adversely affect our return on investment and financial condition.

Through IIP Life Science Investments LLC, a wholly owned subsidiary of our Operating Partnership, we became a member of a lender syndicate under an Amended and Restated Credit Agreement (the “IQHQ Credit Facility”) through the funding of a $100.0 million loan to the operating partnership of IQHQ REIT. Additionally, we increased our investment in IQHQ REIT and its affiliates by providing a $245.0 million commitment under the Alewife Mezzanine Loan.

The ability of IQHQ REIT and its affiliates to meet their obligations under the IQHQ Credit Facility and the Alewife Mezzanine Loan Agreement depends on numerous factors, including the performance of IQHQ REIT’s real estate assets, prevailing market conditions in the life sciences and commercial real estate sectors, and the financial health of the respective borrowers and their affiliates. A deterioration in the financial condition of the respective borrowers or their affiliates could impair their ability to service the loan or meet other obligations under the IQHQ Credit Facility and Alewife Mezzanine Loan Agreement in a timely manner.

There can be no assurance that we will recover the full value of our investments in the IQHQ Credit Facility or the Alewife Mezzanine Loan. In the event of any default or restructuring, our ability to recover principal or interest could be delayed, reduced, or eliminated. The loan under the IQHQ Credit Facility is secured by a pledge of a majority ownership interest in IQHQ REIT’s Fenway Center project held by an affiliate of IQHQ REIT, which pledge is subordinate to certain construction financing.

The Alewife Mezzanine Loan is secured solely by pledges of the limited liability company interests in IQHQ-Alewife Member, LLC and in IQHQ-Alewife, LLC, the fee owner of the Alewife Park Property, and not by a mortgage on the Alewife Park Property. These pledged interests are structurally subordinate to the senior mortgage loan on the Alewife Park Property, so any recovery would be limited to the residual value of the property after repayment of that loan. In addition, we share the collateral on a pari passu basis with the existing mezzanine lender, an affiliate of which administers the loan, and we may not be able to control the timing or manner of enforcement.

The pledged collateral securing each of the IQHQ Credit Facility and the Alewife Mezzanine Loan does not generate cash flow and is not expected to contribute to repayment of the related loan. A decline in the value of the pledged interest in the Fenway Center project or of the Alewife Park Property could reduce the amount recoverable in the event of a default. Additionally, the value of the real estate underlying the collateral securing the IQHQ Credit Facility and the Alewife Mezzanine Loan may be negatively impacted by market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to potential tenants, changes in supply and demand for competing properties in an area, the financial resources of potential tenants, changes in availability of debt financing that may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences.

Our investment through the IQHQ Credit Facility likely will not qualify as a “real estate asset” for our REIT asset test requirement that 75% of the value of our total assets be represented by real estate assets, cash, cash items and government securities. If such investment does not qualify as a “real estate asset,” then it cannot represent more than 5% of the value of our total assets under an additional REIT asset test. If the investment does not qualify as a “real estate asset,” any related interest income will not qualify as “good income” for our REIT income test that requires that we derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property, including “rents from real property.” While we presently believe we have adequate other qualifying real estate assets and income to meet these REIT asset and income test requirements, no assurances can be provided that these tests will be met in the future. If we fail the REIT asset test in any calendar quarter or we fail a REIT income test in any calendar year, and cannot avail ourselves of certain relief provisions, we would cease to qualify as a REIT.

We intend to treat the Alewife Mezzanine Loan as a “real estate asset” for purposes of the REIT asset tests, and interest on the loan as qualifying income for purposes of the 75% gross income test, in reliance on the safe harbor set forth in IRS Revenue Procedure 2003-65. However, the Revenue Procedure does not prescribe rules of substantive tax law, and there can be no assurance that the Alewife Mezzanine Loan will satisfy, or continue to satisfy, all of its requirements, including as a result of changes in the value of the Alewife Park Property or the composition of the fee owner’s assets. If the Alewife Mezzanine Loan does not qualify for the safe harbor, the Internal Revenue Service could challenge its treatment as a real estate asset and the treatment of the related interest as qualifying income. Given the size of our investment, if such a challenge were sustained, we could fail to qualify as a REIT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are subject to risks and uncertainties). In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	use of proceeds from this offering;

•	rates of default on leases for our assets;

•	our ability to re-lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all;

•	concentration of our portfolio of assets and limited number of tenants;

•	the estimated growth in and evolving market dynamics of the regulated cannabis market;

•	the demand for regulated cannabis cultivation and processing facilities;

•	anticipated funding sources for our commitment to provide $245.0 million under the Alewife Mezzanine Loan;

•	defaults on our investments in real estate-related assets, such as the IQHQ Credit Facility (as defined herein), Preferred Stock of IQHQ REIT, and Alewife Mezzanine Loan (as defined herein);

•	our ability to identify, acquire, or profitably operate life science properties;

•	market dynamics in the life science sector;

•	decreased economic activity due to fluctuations in trade policies, tariffs, and related government actions;

•	inflation dynamics;

•	the impact of pandemics on us, our business, our tenants, or the economy generally;

•	war and other hostilities, including the conflicts in Ukraine and Iran;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law;

•	the timing, scope and impact of the April 2026 final order issued by the U.S. Department of Justice and the Drug Enforcement Administration regarding the federal scheduling status of certain marijuana activities;

•	availability of suitable investment opportunities in the regulated cannabis industry;

•	our understanding of our competition and our potential tenants’ alternative financing sources;

•	the expected medical-use or adult-use cannabis legalization in certain states;

•	shifts in public opinion regarding regulated cannabis;

•	the potential impact on us from litigation matters, including rising liability and insurance costs;

•	the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult-use cannabis in our facilities;

•	the state of the U.S. economy generally or in specific geographic areas;

•	economic trends and economic recoveries;

•	our ability to access equity or debt capital;

•	financing rates for our target assets;

•	our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility;

•	covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition;

•	our ability to maintain our investment grade credit rating;

•	changes in the values of our assets;

•	our expected portfolio of assets;

•	our expected investments;

•	interest rate mismatches between our assets and our borrowings used to fund such investments;

•	changes in interest rates and the market value of our assets;

•	the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	how and when any forward equity sales may settle;

•	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940;

•	availability of qualified personnel; and

•	market trends in our industry, interest rates, real estate values, the securities markets or the general economy.

Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The risks included here are not exhaustive. Other sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein.

Market data and industry forecasts and projections used in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Series B Preferred Stock from this offering will be approximately $         million (or approximately $         million if the underwriters’ over-allotment option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us. We will contribute the net proceeds of this offering to our Operating Partnership as an additional capital contribution.

Our Operating Partnership intends to use the net proceeds from this offering to fund all or a portion of our remaining unfunded commitment under the Alewife Mezzanine Loan. Our Operating Partnership intends to use any remaining net proceeds from this offering to fund investments that are consistent with our investment strategy, which may include acquisitions of real estate or investments in real estate funds, other REITs, joint ventures, debt, mezzanine loans, preferred equity or other forms of joint venture equity, for working capital and other general corporate purposes, or a combination of the foregoing.

Pending application of cash proceeds, we intend to invest the net proceeds from this offering in interest-bearing short-term investments that are consistent with our intention to continue to qualify as a REIT. These uses are expected to provide a lower net return than we seek to achieve from investments in our properties.

DESCRIPTION OF SERIES B PREFERRED STOCK

The following summary of the material terms and provisions of the Series B Preferred Stock does not purport to be complete and is subject to our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, and our bylaws, each of which is available from us and is or will be filed with the SEC. This description of the particular terms of the Series B Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.

General

We are authorized to issue up to 75,000,000 shares of preferred stock in one or more series, with such designations, powers, preferences and rights of the shares of each series of each class and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rate or rates, conversion rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences, as our board of directors may determine, without any further vote or action by our stockholders. As of the date of this prospectus supplement, we have duly classified and designated 23,350,000 shares of authorized but unissued preferred stock as shares of Series A Preferred Stock and there are 5,666,082 shares of Series A Preferred Stock outstanding. We may elect from time to time to issue additional shares of the Series B Preferred Stock without notice to, or consent from, the existing holders of shares, and all those additional shares would be deemed to form a single series with the shares of the Series B Preferred Stock offered by this prospectus supplement and the accompanying prospectus.

Prior to the closing of this offering, our board of directors or a duly authorized committee thereof will classify                  shares of our authorized but unissued preferred stock as, and will approve articles supplementary setting forth the terms of, a series of our preferred stock, designated as the           % Series B Cumulative Redeemable Preferred Stock. Our board of directors may authorize the issuance and sale of additional shares of Series B Preferred Stock from time to time.

In connection with this offering, we, in accordance with the terms of the partnership agreement of our Operating Partnership, will contribute or otherwise transfer the net proceeds of the sale of the Series B Preferred Stock to our Operating Partnership as an additional capital contribution.

Listing

We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “IIPR Pr B.” If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the initial delivery date of the Series B Preferred Stock. See “Underwriting” in this prospectus supplement for a discussion of the expected trading of the Series B Preferred Stock on the NYSE.

Ranking

The Series B Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of our common stock, and to any other class or series of our capital stock expressly designated as ranking junior to the Series B Preferred Stock;

•	on parity with the Series A Preferred Stock and any future Parity Preferred Stock; and

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series B Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, including the Exchangeable Notes, which, prior to conversion or exchange, will rank senior in right of payment to the Series B Preferred Stock. The Series B Preferred Stock will also rank junior in right of payment to our existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock with respect to dividend rights, holders of shares of the Series B Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends on the Series B Preferred Stock at the rate of         % per annum of the $25.00 per share liquidation preference (equivalent to the fixed annual amount of  $         per share of the Series B Preferred Stock).

Dividends on the Series B Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to holders quarterly in arrears on or about the 15th day of January, April, July and October of each year (or if such day is not a business day, on the next succeeding business day). The term “business day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York, New York are authorized or required to close.

The amount of any dividend payable on the Series B Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A dividend period is the respective period commencing on and including the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding dividend period (other than the initial dividend period and the dividend period during which any shares of Series B Preferred Stock shall be redeemed). Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which shall be the date designated by our board of directors as the record date for the payment of dividends that is not more than 35 and not fewer than 10 days prior to the scheduled dividend payment date.

The first dividend on the Series B Preferred Stock is scheduled to be paid on January 15, 2027 and will be a pro rata dividend from and including the original issue date to and including January 14, 2027, in the amount of $         per share.

Dividends on the Series B Preferred Stock will accrue whether or not:

•	we have earnings;

•	there are funds legally available for the payment of those dividends; or

•	those dividends are authorized by our board of directors or declared by us.

Except as described in the next two paragraphs, unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to dividends, on parity with or junior to the Series B Preferred Stock, for any period; or

•	redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any common stock or shares of any other class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock.

The foregoing sentence, however, will not prohibit:

•	dividends payable solely in shares of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, junior to the Series B Preferred Stock;

•	conversion into or exchange for other shares of any class or series of our capital stock ranking junior to the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;

•	our purchase of shares of Series B Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock pursuant to our charter to the extent necessary to qualify or preserve our qualification as a REIT as discussed under “—Restrictions on Ownership and Transfer;” and

•	our purchase of shares of any other class or series of capital stock ranking on parity with the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

When we do not pay dividends in full (and do not set apart a sum sufficient to pay them in full) on the Series B Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock, including the Series A Preferred Stock, we will declare any dividends upon the Series B Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock pro rata, so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Holders of shares of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series B Preferred Stock as described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Stock will accrue as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on the Series B Preferred Stock, or pay or set apart for payment dividends on the Series B Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

Future distributions on our common stock and preferred stock, including the Series B Preferred Stock offered hereby, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of directors deems relevant. Further, our board of directors may elect not to pay distributions in the event of poor historical or projected cash flows. In addition, if a default or event of default under the terms of any existing or future indebtedness, including the Exchangeable Notes, our term loans, revolving credit facility and life science credit facility, occurs and is continuing, we may be precluded from paying certain distributions (other than those required to allow us to maintain our qualification as a REIT) under the terms of such indebtedness. Accordingly, although we expect to pay quarterly cash distributions on our common stock and scheduled cash dividends on the Series A Preferred Stock and the Series B Preferred Stock being offered hereby, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities, a liquidation preference of  $25.00 per share of Series B Preferred Stock, plus an amount per share equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of any other classes or series of our capital stock ranking, as to rights in the distribution of assets upon our liquidation, dissolution or winding up, on parity with the Series B Preferred Stock, including the Series A Preferred Stock, then holders of shares of Series B Preferred Stock and such other classes or series of our capital stock ranking, as to rights in the distribution of assets upon our liquidation, dissolution or winding up, on parity with the Series B Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of Series B Preferred Stock will be entitled to written notice of any distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of our affairs not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs and no such advance notice will be required. See “—Conversion Right Upon a Change of Control” below for information about conversion of the Series B Preferred Stock in the event of a change of control of our company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock will not be added to our total liabilities.

Optional Redemption

Except with respect to the special optional redemption described below and in certain limited circumstances relating to our qualification and maintaining our qualification as a REIT as described in “—Restrictions on Ownership and Transfer,” we may not redeem the Series B Preferred Stock prior to              , 2031. On and after              , 2031, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares) by lot, or by any other equitable method that we determine will not violate the 9.8% Series B Preferred Stock ownership limit. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of Series B Preferred Stock that has received an exemption from the ownership limit, would have actual, beneficial or constructive ownership of more than 9.8% of the issued and outstanding shares of Series B Preferred Stock by value or number of shares, whichever is more restrictive, because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in our charter, we will redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder will own in excess of the 9.8% Series B Preferred Stock ownership limit subsequent to such redemption. See “—Restrictions on Ownership and Transfer” below. In order for their shares of Series B Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures designated in the notice of redemption. Holders will then be entitled to the redemption price of $25.00 per share plus an amount equal to all accrued but unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series B Preferred Stock other than to qualify or preserve our qualification as a REIT), if the funds necessary for the redemption have been set apart by us in trust for the benefit of the holders of any shares of Series B Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price of  $25.00 per share plus an amount equal to all accrued but unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock and such shares of Series B Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus an amount equal to all accrued but unpaid dividends payable upon redemption, without interest.

Unless full cumulative dividends on all shares of Series B Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series B Preferred Stock will be redeemed pursuant to the optional redemption right or the special optional redemption right described below under “—Special Optional Redemption,” unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire, directly or indirectly, any shares of Series B Preferred Stock or any class or series of our capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series B Preferred Stock as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series B Preferred Stock or any other class or series of capital stock ranking, as to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock pursuant to our charter to the extent necessary to ensure that we meet the requirements for qualification as a REIT for federal income tax purposes, and we may purchase or acquire shares of Series B Preferred Stock or the Parity Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock. See “—Restrictions on Ownership and Transfer” below.

Notice of redemption will be mailed, postage prepaid, not less than 30 days nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by our transfer agent named in “—Transfer Agent and Registrar.” No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given; provided that, notice given to the last address of record will be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	procedures of DTC for book entry transfer of shares of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date; and

•	that payment of the redemption price plus an amount equal to all accrued but unpaid dividends will be made upon book entry transfer of such Series B Preferred Stock in compliance with DTC’s procedures.

If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed or the method for determining such number.

Any such redemption may be made conditional on such factors as may be determined by our board of directors and as set forth in the notice of redemption.

We are not required to provide such notice in the event we redeem Series B Preferred Stock in order to qualify or maintain our status as a REIT.

If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date and each holder of shares of Series B Preferred Stock that surrenders such shares on such redemption date will be entitled to an amount equal to the dividends accruing after the end of the applicable dividend period, up to, but not including, the redemption date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

All shares of Series B Preferred Stock that we redeem, repurchase or otherwise acquire will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.

Subject to applicable law and the limitation on purchases when dividends on the Series B Preferred Stock are in arrears, we may, at any time and from time to time either at a public or private sale, purchase all or any part of, the Series B Preferred Stock, including the purchase of shares of Series B Preferred Stock in open market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Existing and future debt instruments or senior capital stock may prohibit us from redeeming or otherwise repurchasing any shares of our capital stock, including the Series B Preferred Stock, except in limited circumstances.

Special Optional Redemption

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part within 120 days after the date on which such Change of Control occurred, by paying $25.00 per share, plus an amount equal to all accrued but unpaid dividends to, but not including, the redemption date. If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described below under “—Conversion Right Upon a Change of Control” with respect to the shares of Series B Preferred Stock subject to such notice.

We will mail to you, if you are a record holder of the Series B Preferred Stock, a notice of redemption not fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	procedures of DTC for book entry transfer of shares of Series B Preferred Stock for payment of the redemption price;

•	that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;

•	that payment of the redemption price plus an amount equal to all accrued but unpaid dividends will be made upon book entry transfer of such Series B Preferred Stock in compliance with DTC’s procedures;

•	that the Series B Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

•	that the holders of the Series B Preferred Stock to which the notice relates will not be able to tender such Series B Preferred Stock for conversion in connection with the Change of Control and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series B Preferred Stock that we will redeem from each stockholder or the method for determining such number. In this case, we will determine the number of shares of Series B Preferred Stock to be redeemed as described above in “—Optional Redemption.”

If we have given a notice of redemption and have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Series B Preferred Stock called for redemption, then from and after the redemption date, those shares of Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series B Preferred Stock will terminate. The holders of those shares of Series B Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid dividends to, but not including, the redemption date, without interest.

The holders of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series B Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series B Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given as described herein.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50.0% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, NYSE American or Nasdaq or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or Nasdaq.

Notwithstanding the foregoing, if the Change of Control Transaction forms part of a series of Related Transactions that are closed or consummated within 12 months of the closing or consummation of the Change of Control Transaction, and if the aggregate consideration paid to us and/or holders of our common stock in connection with the Change of Control Transaction represents less than 50.0% of the aggregate consideration payable to us and/or our holders of common stock in connection with both the Change of Control Transaction and the Related Transactions on a combined basis, then the Change of Control Transaction shall be deemed to constitute a Change of Control, regardless of whether the second bullet point above is satisfied.

Conversion Right Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the Change of Control Conversion Right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series B Preferred Stock in whole or in part, as provided under “—Optional Redemption” or “—Special Optional Redemption”) to convert some or all of such holder’s shares of Series B Preferred Stock, on a date specified by us that can be no earlier than 20 days and no later than 35 days following the date of delivery of the Change of Control Company Notice (as defined below) (the “Change of Control Conversion Date”), into a number of shares of our common stock per share of Series B Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the liquidation preference amount of $25.00 per share of Series B Preferred Stock, plus (y) the amount of any accrued but unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accrued but unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•	the Share Cap, subject to certain adjustments described below;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

In the case of a Change of Control pursuant to which our common stock will be converted into any combination of cash, securities or other property or assets (the “Alternative Form Consideration”), a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right (the “Change of Control Company Notice”), which will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series B Preferred Stock, holders will not be able to convert the shares of Series B Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series B Preferred Stock to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that the Series B Preferred Stock is to be converted pursuant to the Change of Control Conversion Right held by holders of Series B Preferred Stock.

Holders of shares of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of DTC.

We will not issue fractional shares of common stock upon the conversion of the Series B Preferred Stock. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable Common Stock Price.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock, or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash, (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) if our common stock is not then listed for trading on a U.S. securities exchange, the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series B Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus an amount equal to all accrued but unpaid dividends thereon to, but not including, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “—Optional Redemption” and “—Special Optional Redemption” above.

We will deliver amounts owed upon conversion no later than the third business day following the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the articles supplementary setting forth the terms of the Series B Preferred Stock, unless we provide an exemption from this limitation for such holder. See “—Restrictions on Ownership and Transfer” below.

The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors—The Change of Control conversion feature of the Series B Preferred Stock may not adequately compensate you and may make it more difficult for a third party to take over our company or discourage a third party from taking over our company” in this prospectus supplement.

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

No Maturity, Sinking Fund or Mandatory Redemption

The Series B Preferred Stock has no maturity date and we are not required to redeem the Series B Preferred Stock at any time. Accordingly, the Series B Preferred Stock will remain outstanding indefinitely unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of the Series B Preferred Stock have a conversion right, such holders convert the Series B Preferred Stock into our common stock. The Series B Preferred Stock is not subject to any sinking fund.

Limited Voting Rights

Holders of shares of the Series B Preferred Stock will generally have no voting rights, except as set forth below.

If dividends on the Series B Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), the number of directors then constituting our board of directors will be increased by two and holders of shares of Series B Preferred Stock (voting separately as a class together with the holders of the Voting Preferred Stock) will be entitled to vote for the election of two additional directors to serve on our board of directors, which we refer to as the Preferred Directors, until all unpaid dividends for past dividend periods that have ended shall have been declared and paid in full with respect to the Series B Preferred Stock and the Parity Preferred Stock. The Preferred Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Director will serve until the next annual meeting of stockholders and until his successor is duly elected and qualified or until the Preferred Director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•	a special meeting called upon the written request of holders of at least 10% of the outstanding shares of Series B Preferred Stock and the Voting Preferred Stock, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•	each subsequent annual meeting (or special meeting held in its place) until all accrued dividends on the Series B Preferred Stock and the Parity Preferred Stock have been paid in full for all past dividend periods that have ended.

If and when all accrued dividends on the Series B Preferred Stock and the Parity Preferred Stock shall have been declared and paid in full, holders of shares of Series B Preferred Stock and the Voting Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of each Preferred Director so elected will terminate and the number of directors will be reduced accordingly.

Any Preferred Director may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series B Preferred Stock and the Voting Preferred Stock (voting together as a single class). The Preferred Directors will each be entitled to one vote on any matter. So long as a preferred dividend default continues, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock and the Voting Preferred Stock (voting together as a single class).

So long as any shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by our charter, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting together as a single class with the Voting Preferred Stock, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

In addition, so long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, amend, alter or repeal the provisions of our charter, or the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock, except that with respect to the occurrence of any of the events set forth above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event set forth above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of the Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events set forth above; provided, further, that such vote or consent will not be required with respect to any such amendment, alteration or repeal that equally affects the terms of the Series B Preferred Stock and the Voting Preferred Stock, if such amendment, alteration or repeal is approved by the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and the Voting Preferred Stock (voting together as a single class). Furthermore, if holders of shares of the Series B Preferred Stock will receive the greater of the full trading price of the Series B Preferred Stock on the date of an event set forth above or the $25.00 per share liquidation preference pursuant to the occurrence of any of the events set forth above, then such holders shall not have any voting rights with respect to the events set forth above.

So long as any shares of Series B Preferred Stock remain outstanding, the holders of shares of Series B Preferred Stock also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, or the terms of the Series B Preferred Stock on which holders of Series B Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above that would alter only the contract rights, as expressly set forth in our charter, of the Series B Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal. With respect to any amendment, alteration or repeal of the provisions of our charter, or the terms of the Series B Preferred Stock, that equally affects the terms of the Series B Preferred Stock and the Voting Preferred Stock, so long as any shares of Series B Preferred Stock remain outstanding, the holders of shares of Series B Preferred Stock and the Voting Preferred Stock (voting together as a single class), also will have the exclusive right to vote on any amendment, alteration or repeal of the provisions of our charter, or the terms of the Series B Preferred Stock on which holders of Series B Preferred Stock are otherwise entitled to vote pursuant to the paragraph set forth immediately above, that would alter only the contract rights, as expressly set forth in our charter, of the Series B Preferred Stock and Voting Preferred Stock, and the holders of any other classes or series of our capital stock will not be entitled to vote on such an amendment, alteration or repeal.

Holders of shares of Series B Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any issuance or increase in the number of authorized shares of Series B Preferred Stock or the creation or issuance of any other class or series of capital stock, or any issuance or increase in the number of authorized shares of any class or series of capital stock, in each case ranking on parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

Holders of shares of Series B Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock, except as set forth above.

In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series B Preferred Stock and sufficient funds, in cash, have been deposited in trust to effect such redemption.

In any matter in which Series B Preferred Stock may vote (as expressly provided in the articles supplementary setting forth the terms of the Series B Preferred Stock), each share of Series B Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series B Preferred Stock will be entitled to one vote.

Restrictions on Ownership and Transfer

In order for us to qualify and maintain our qualification as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50.0% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of any taxable year.

To help us to qualify and maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains, and the articles supplementary establishing the Series B Preferred Stock will contain, restrictions on the number of shares of our common stock, our preferred stock, and our capital stock that a person may own. Our charter generally restricts any person from acquiring beneficial or constructive ownership in excess of either (i) 9.8% in value of the aggregate of the outstanding shares of our capital stock, or (ii) 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock. In addition, the articles supplementary establishing the Series B Preferred Stock will provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding Series B Preferred Stock.

The beneficial ownership and/or constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for the Series B Preferred Stock will be Continental Stock Transfer & Trust Company.

Book-Entry Procedures

The Series B Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series B Preferred Stock. Owners of beneficial interests in the Series B Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series B Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series B Preferred Stock under the global securities or the articles supplementary establishing the Series B Preferred Stock. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The Series B Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

•	we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements (and supersedes to the extent inconsistent therewith) the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and should be read in conjunction therewith. Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of Series B Preferred Stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

The One Big Beautiful Bill Act

On July 4, 2025, President Trump signed into law the legislation known as the One Big Beautiful Bill Act (the “OBBBA”). The OBBBA made significant changes to the U.S. federal income tax laws in various areas and permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Notable changes in the OBBBA relevant to the offering contemplated by this prospectus supplement include:

(1)	permanent extension of the 20% deduction for “qualified REIT dividends” for individuals and other non-corporate taxpayers as well as the permanent extension of the limitation on non-corporate taxpayers using “excess business losses” to offset other income;

(2)	increased percentage limit under the REIT asset test applicable to taxable REIT subsidiaries (“TRSs”) from 20% to 25% for taxable years beginning after December 31, 2025, providing, as a result, that for taxable years beginning after December 31, 2025, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of its total assets; and

(3)	permanent restoration of the definition of “adjusted taxable income” for purposes of the business interest expense deduction limitation as being based on earnings before interest, taxes, depreciation, and amortization for taxable years beginning after December 31, 2024.

You are urged to consult with your tax advisors with respect to the OBBBA and its potential effect on an investment in the Series B Preferred Stock.

UNDERWRITING

Stifel, Nicolaus & Company, Incorporated is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our Operating Partnership and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of Series B Preferred Stock set forth opposite its name below.

Underwriter	Number of Shares
Stifel, Nicolaus & Company, Incorporated
A.G.P./Alliance Global Partners
Huntington Securities, Inc.
Oppenheimer & Co. Inc.
Academy Securities, Inc.
Clear Street LLC
Compass Point Research & Trading, LLC
Roberts & Ryan, Inc.
Roth Capital Partners, LLC
WR Securities, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of Series B Preferred Stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of Series B Preferred Stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares of Series B Preferred Stock, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Extended Settlement

We expect that delivery of the Series B Preferred Stock will be made against payment thereof on or about                 , 2026, which will be the fifth business day following the trade date of the Series B Preferred Stock (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of the Series B Preferred Stock more than one business day prior to the issue date will be required, by virtue of the fact that the shares initially will settle in T + 5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of the Series B Preferred Stock who wish to trade shares more than one business day prior to the issue date should consult their own advisors.

Underwriting Discount and Commissions

The underwriters propose initially to offer the shares of Series B Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $           per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the expenses of the offering payable by us, exclusive of the underwriting discount, will be approximately $        . We have agreed to reimburse the underwriters for fees and expenses of counsel up to $10,000 related to the review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the shares of Series B Preferred Stock in this offering.

Over-Allotment Option

We have granted the underwriters an option to purchase up to an additional                         shares of the Series B Preferred Stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, solely to cover over-allotments, if any. To the extent the option is exercised, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of the Series B Preferred Stock approximately proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

Pursuant to the underwriting agreement, we have agreed not to sell or transfer any shares of Series B Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series B Preferred Stock or any securities convertible into or exchangeable or exercisable for the Series B Preferred Stock or similar, parity or senior equity securities, including the Series A Preferred Stock, for a period of 30 days after the date of this prospectus supplement without first obtaining the written consent of Stifel, Nicolaus & Company, Incorporated, as representative of the underwriters. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any shares of Series B Preferred Stock;

•	sell any option or contract to purchase any shares of Series B Preferred Stock;

•	purchase any option or contract to sell any shares of Series B Preferred Stock;

•	grant any option, right or warrant for the sale of any shares of Series B Preferred Stock;

•	lend or otherwise transfer or dispose of any shares of Series B Preferred Stock;

•	file or cause to be filed any registration statement with respect to any of the foregoing; or

•	enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Preferred Stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to shares of Series B Preferred Stock or any equity securities similar to or ranking on par with or senior to the Series B Preferred Stock or any securities convertible into or exercisable or exchangeable for the Series B Preferred Stock or similar, parity or senior equity securities.

NYSE Listing

No market currently exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “IIPR Pr B.” If the application is approved, trading of the Series B Preferred Stock is expected to commence within 30 days after the initial delivery of the Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to commencement of any trading on the NYSE but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Preferred Stock.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of Series B Preferred Stock is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of the Series B Preferred Stock. However, the representative may engage in transactions that have the effect of stabilizing the price of the Series B Preferred Stock, such as purchases that peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell shares of the Series B Preferred Stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Series B Preferred Stock or preventing or retarding a decline in the market price of the Series B Preferred Stock. As a result, the price of the Series B Preferred Stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series B Preferred Stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, Stifel, Nicolaus & Company, Incorporated, A.G.P./Alliance Global Partners, Huntington Securities, Inc. and Roth Capital Partners, LLC are parties, as sales agents, and in certain cases, as forward sellers or forward purchasers, to equity distribution agreements, pursuant to which we may offer and sell, from time to time, shares of our Series A Preferred Stock through the sales agents in an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, and for which the sales agents are entitled to receive customary commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Series B Preferred Stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the Series B Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, the Series B Preferred Stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Series B Preferred Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell Series B Preferred Stock offered by this prospectus supplement in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in Canada

The Series B Preferred Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Series B Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Foley & Lardner LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Paul Hastings LLP.

EXPERTS

The consolidated financial statements and schedule of Innovative Industrial Properties, Inc. (the “Company”) as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

We maintain a website at www.innovativeindustrialproperties.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or documents we file with or furnish to the SEC.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement or the accompanying prospectus is qualified in all respects by the exhibit to which the reference relates. Our SEC filings, including the registration statement and exhibits and schedules to the registration statement, are available to you, free of charge, on the SEC’s website, www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement. We incorporate by reference the following documents (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 4, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2026;

•	our Current Reports on Form 8-K filed with the SEC on March 4, 2026, March 16, 2026, April 10, 2026, April 29, 2026, May 6, 2026, May 19, 2026, May 20, 2026, May 22, 2026, June 9, 2026, June 11, 2026, June 15, 2026, July 21, 2026, September 1, 2026, September 25, 2026 and October 1, 2026 (other than documents or portions of those documents deemed to be furnished but not filed);

•	the description of our common stock, which is contained in the registration statement on Form 8-A filed on November 17, 2016, as supplemented by the description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2025, including amendments or reports filed for the purpose of updating that description; and

•	the description of the Series A Preferred Stock, which is contained in the registration statement on Form 8-A, filed with the SEC on October 12, 2017, as supplemented by the description of the Series A Preferred Stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2025, including amendments or reports filed for the purpose of updating that description.

All reports and other documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed) on or after the date of this prospectus supplement and prior to the completion of this offering shall be deemed to be incorporated by reference in this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

To the extent that any information contained in any document or portions thereof, whether specifically listed above or filed in the future, that are furnished to, rather than filed with, the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, such information or exhibit is specifically not incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon request, a copy of any or all of the information that we have incorporated by reference in this prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits unless they are specifically incorporated by reference in those documents, call or write us at:

Innovative Industrial Properties, Inc.

11440 West Bernardo Court, Suite 100

San Diego California 92127

Attn: Secretary

(858) 997-3332

You should not assume that the information contained or incorporated by reference into this prospectus supplement or any free writing prospectus is accurate as of any date other than the dates specified on those respective documents.

PROSPECTUS

Innovative Industrial Properties, Inc.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
RIGHTS
UNITS

GUARANTEES OF DEBT SECURITIES

IIP Operating Partnership, LP

DEBT SECURITIES

We may offer and sell the securities identified above from time to time in one or more offerings. IIP Operating Partnership, LP, a Delaware limited partnership (our “Operating Partnership”), may offer from time to time debt securities in one or more series. The debt securities issued by our Operating Partnership may be fully and unconditionally guaranteed by us. This prospectus may also be used to offer and sell any of the securities for the account of persons other than us as provided in an applicable prospectus supplement.

This prospectus describes some of the general terms and conditions that may apply to the securities. Each time we, our Operating Partnership, or our selling security holders offer and sell securities, we will provide a supplement to this prospectus that contains specific terms and conditions of any securities being offered. The specific amounts and terms of any securities to be offered, issued or sold, and the identity of any selling security holders, will also be described in the applicable prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.

We, our Operating Partnership, or our selling security holders may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 54. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “IIPR.” The last reported sale price of our common stock on the NYSE on February 20, 2025 was $72.90 per share.

Our 9.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) is traded on the NYSE under the symbol “IIPR Pr A.”

Investing in our securities involves risks. Before making a decision to invest in our securities, you should carefully consider the risks described on page 6 of this prospectus and in any accompanying prospectus supplement, as well as the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2025.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

FORWARD-LOOKING STATEMENTS

The statements contained or incorporated by reference in this prospectus that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, demographics, results of operations, plans and objectives are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	rates of default on leases for our assets;

•	our ability to re-lease properties upon tenant defaults or lease terminations for the rent we currently receive, or at all;

•	concentration of our portfolio of assets and limited number of tenants;

•	the estimated growth in and evolving market dynamics of the regulated cannabis market;

•	the demand for regulated cannabis cultivation and processing facilities;

•	inflation dynamics;

•	the impact of pandemics on us, our business, our tenants, or the economy generally;

•	war and other hostilities, including the conflicts in Ukraine and Israel;

•	our business and investment strategy;

•	our projected operating results;

•	actions and initiatives of the U.S. or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law;

•	availability of suitable investment opportunities in the regulated cannabis industry;

•	our understanding of our competition and our potential tenants’ alternative financing sources;

•	the expected medical-use or adult-use cannabis legalization in certain states;

•	shifts in public opinion regarding regulated cannabis;

•	the potential impact on us from litigation matters, including rising liability and insurance costs;

•	the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult-use cannabis in our facilities;

•	the state of the U.S. economy generally or in specific geographic areas;

•	economic trends and economic recoveries;

•	our ability to access equity or debt capital;

•	financing rates for our target assets;

•	our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility;

•	covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition;

•	our ability to maintain our investment grade credit rating;

•	changes in the values of our assets;

•	our expected portfolio of assets;

•	our expected investments;

•	interest rate mismatches between our assets and our borrowings used to fund such investments;

•	changes in interest rates and the market value of our assets;

•	the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility;

•	the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	how and when any forward equity sales may settle;

•	our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act of 1940;

•	availability of qualified personnel; and

•	market trends in our industry, interest rates, real estate values, the securities markets or the general economy.

Any forward-looking statement made by us speaks only of the date on which we make it. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus and any documents incorporated by reference.

Market data and industry forecasts and projections used in this prospectus and documents incorporated by reference have been obtained from independent industry sources. Forecasts, projections and other forward-looking information obtained from such sources are subject to similar qualifications and uncertainties as other forward-looking statements in this prospectus and documents incorporated by reference.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents (other than information furnished rather than filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, and February 11, 2025 (other than documents or portions of those documents deemed to be furnished but not filed);

•	the description of our common stock contained in the registration statement on Form 8-A filed on November 17, 2016, as supplemented by the description of our common stock contained in Exhibit 4.4 of our 2024 Form 10-K, including amendments or reports filed for the purpose of updating that description; and

•	the description of our Series A Preferred Stock, which is contained in the registration statement on Form 8-A filed on October 12, 2017, as supplemented by the description of our Series A Preferred Stock contained in Exhibit 4.4 of our 2024 Form 10-K, including amendments or reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished rather than filed), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to Innovative Industrial Properties, Inc., Attn: Secretary, 11440 West Bernardo Court, Suite 100, San Diego, CA 92127. You should not assume that the information contained or incorporated by reference into this prospectus or any free writing prospectus is accurate as of any date other than the dates specified on those respective documents.

OUR COMPANY

Unless the context otherwise requires or indicates, references in this prospectus to “we,” “us,” “our,” and “our company” refer to Innovative Industrial Properties, Inc., a Maryland corporation, together with its subsidiaries, including our Operating Partnership, of which we are the sole general partner and through which we conduct our business.

Our Company

We are an internally-managed REIT focused on the acquisition, ownership and management of specialized industrial properties in the United States. Our properties are leased to experienced, state-licensed operators for their regulated cannabis facilities. We have acquired and intend to continue to acquire our properties through sale-leaseback transactions and third-party purchases. We have leased and expect to continue to lease our properties on a triple-net lease basis, where the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term, including structural repairs, maintenance, real estate taxes and insurance.

We were incorporated in Maryland on June 15, 2016, and we elected to be taxed as a REIT for U.S federal income tax purposes, beginning with our taxable year ended December 31, 2017. We conduct our business through a traditional umbrella partnership real estate investment trust, or UPREIT structure, in which our properties are owned by our Operating Partnership, directly or through subsidiaries. We are the sole general partner of our Operating Partnership and own, directly or through subsidiaries, 100% of the limited partnership interests in our Operating Partnership. As of December 31, 2024, we had 22 full-time employees.

Our Properties

As of December 31, 2024, we owned 109 properties comprising an aggregate of 9.0 million rentable square feet (including 666,000 rentable square feet under development/redevelopment) in 19 states. As of December 31, 2024, we had invested an aggregate of $2.4 billion across our property portfolio (consisting of purchase price and funding of draws for improvements submitted by tenants, if any, but excluding transaction costs) and had committed an additional $38.3 million to fund draws to certain tenants and vendors for improvements at our properties. Of the $38.3 million committed to fund draws to certain tenants and vendors for improvements at our properties, $11.4 million was incurred but not funded as of December 31, 2024.

Of these 109 properties, we include 106 properties in our operating portfolio, which were 98.3% leased as of December 31, 2024, with a weighted-average remaining lease term of 13.7 years.

We do not include in our operating portfolio the following properties (all of which were under development/redevelopment as of December 31, 2024, and together are expected to comprise 491,000 rentable square feet upon completion of development/redevelopment):

•	63795 19th Avenue in Palm Springs, California (pre-leased);
•	Inland Center Drive in San Bernardino, California; and
•	Leah Avenue in San Marcos, Texas.

Corporate Information

For a complete discussion of our business and operations, see our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus.

Our principal executive offices are located at 1389 Center Drive, Suite 200, Park City, Utah 84098. Our telephone number is (858) 997-3332. Our website is www.innovativeindustrialproperties.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

An investment in our securities involves various risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated by our Quarterly Reports on Form 10-Q and subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of our securities.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combinations of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”

GUARANTOR DISCLOSURES

Innovative Industrial Properties, Inc. may guarantee debt securities of the Operating Partnership as described in the section entitled “Description of Debt Securities.” Any such guarantees will be full and unconditional and joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Innovative Industrial Properties, Inc. owns all of its assets and conducts all of its operations through the Operating Partnership, and the Operating Partnership is consolidated into the financial statements of Innovative Industrial Properties, Inc.

We have filed this prospectus with the SEC registering, among other securities, debt securities of the Operating Partnership, which may be fully and unconditionally guaranteed by Innovative Industrial Properties, Inc. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership are not materially different than the corresponding amounts in Innovative Industrial Properties, Inc.’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the applicable prospectus supplement.

We will not receive proceeds from any sales of securities by the account of persons other than us.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (the “MGCL”) and to our charter and our bylaws. For a more complete understanding of our securities, we encourage you to read carefully this entire prospectus, as well as our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find Additional Information.”

General

Our charter provides that we may issue up to 50,000,000 shares of common stock, $0.001 par value per share, and up to 50,000,000 shares of preferred stock, $0.001 par value per share, of which 23,350,000 shares are designated as Series A Preferred Stock pursuant to articles supplementary filed with the State of Maryland. Under Maryland law, our stockholders are not generally liable for our debts or obligations. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue with the approval of a majority of our entire board of directors and without stockholder approval.

As of February 20, 2025, 28,331,833 shares of our common stock were issued and outstanding and 1,002,673 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

Subject to the preferential rights, if any, of holders of any other class or series of our stock (including our Series A Preferred Stock) and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of outstanding shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock (including the Series A Preferred Stock), the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except for amendments to our charter that would alter only the contract rights, as expressly set forth in the charter, of a specified class or series of stock (including the Series A Preferred Stock) with respect to which the holders of such class or series of stock have exclusive voting rights as provided in our charter.

Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the rights, preferences, privileges and restrictions of the preferred stock of that series, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred stock will not have any preemptive rights.

The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. In addition, any preferred stock that we issue could rank senior to our common stock with respect to the payment of distributions, in which case we could not pay any distributions on our common stock until full distributions have been paid with respect to such preferred stock.

The rights, preferences, privileges and restrictions of each series of preferred stock will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred stock in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the preferred stock;

•	the voting rights, if any, of the preferred stock;

•	the number of preferred stock offered, the liquidation preference per preferred stock and the offering price of the preferred stock;

•	the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred stock will cumulate;

•	the procedures for any auction and remarketing for the preferred stock, if applicable;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for, and any restriction on, redemption, if applicable, of the preferred stock;

•	the terms and provisions, if any, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner or calculation) and conversion period;

•	the terms under which the rights of the preferred stock may be modified, if applicable;

•	the relative ranking and preferences of the preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitation on issuance of any other series of preferred stock, including any series of preferred stock ranking senior to or on parity with the series of preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any listing of the preferred stock on any securities exchange;

•	if appropriate, a discussion of any additional material federal income tax considerations applicable to the preferred stock;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred stock; and

•	any additional rights, preferences, privileges or restrictions of the preferred stock.

As of February 20, 2025, there were 1,002,673 shares of our Series A Preferred Stock issued and outstanding. We pay cumulative dividends on the Series A Preferred Stock, when and as authorized by our board of directors, at a rate of 9.0% per annum of the $25.00 liquidation preference per share (equivalent to the fixed annual rate of $2.25 per share). Dividends on the Series A Preferred Stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding-up. We may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of  $25.00 per share, plus an amount equal to all accrued but unpaid dividends (whether or not authorized or declared) to, but not including, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose. If we do not exercise our right to redeem the Series A Preferred Stock upon a change of control/delisting, the holders of Series A Preferred Stock have the right to convert some or all of their shares into a number of shares of our common stock based on a defined formula subject to a cap. The Series A Preferred Stock has no stated maturity and is not subject to mandatory redemption or any sinking fund. Holders of shares of the Series A Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. In addition to any other class or series of preferred stock that we may offer, issue or sell pursuant to this prospectus and any accompanying prospectus supplement, we may issue additional shares of Series A Preferred Stock.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the terms of any other class of series of our stock or the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of our stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Subject to the rights holders of the Series A Preferred Stock will have to approve the classification or issuance of shares of a class or series of our stock ranking senior to the Series A Preferred Stock, the additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion on this topic.

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of our outstanding common stock or any class or series of our outstanding preferred stock; we refer to these limitations as the “ownership limits.” In addition, the Series A Preferred Stock articles supplementary provide that generally no person may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding Series A Preferred Stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding shares of stock and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our board of directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board of directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not be required to, obtain an opinion of counsel or private ruling from the Internal Revenue Service (the “Service”) satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our board of directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable limits. Our board of directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in us failing the “closely held” test under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock to be beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.

If any transfer of shares of our stock would result in shares of our stock to be beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:

•	any person violating the ownership limits or such other limit established by our board of directors; or

•	our company to be “closely held” under Section 856(h) of the Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer in violation of the ownership limit or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred, or a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer.

Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of  (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares of stock at market price, defined generally as the last reported sales price reported on the NYSE (or other applicable exchange), the market price per share of such stock on the day of the event which resulted in the transfer of such shares of stock to the charitable trust) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the charitable trust by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust as described below. We may pay the amount of such reduction to the charitable trust for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below.

Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.

Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the market price per share of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends and other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible action, then the charitable trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and the Series A Preferred Stock is Continental Stock Transfer & Trust.

Listings

Our common stock is traded on the NYSE under the ticker symbol “IIPR.” Our Series A Preferred Stock is traded on the NYSE under the ticker symbol “IIPR Pr A.”

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, or “depositary shares,” rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement to be entered into between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of the preferred share represented by such depositary share, to all the rights and preferences of the preferred share, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

If any series of preferred stock underlying the depositary shares may be converted or redeemed, each record holder of depositary receipts representing the shares of preferred stock being converted or redeemed will have the right or obligation to convert or redeem the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share of the applicable series of preferred stock. If fewer than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of such shares will end, except the right to receive money, securities or other property payable upon redemption or conversion.

We will pay all fees, charges and expenses of the depositary, including such fees, charges and expenses in connection with the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

•	the expiration date for exercising the warrant;

•	the minimum or maximum amount of warrants that may be exercised at any time;

•	a discussion of federal income tax consequences;

•	whether the warrants shall be issued in book-entry form; and

•	any other material terms of the warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. A holder must exercise warrants for our preferred stock or common stock through payment in U.S. dollars. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Until a holder exercises warrants to purchase our preferred stock or common stock, that holder will not have any rights as a holder of our preferred stock or common stock by virtue of ownership of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock. The following description of rights to purchase such securities provides certain general terms and provisions of such rights that we may offer. Our rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering. Certain other terms of any rights will be described in the applicable prospectus supplement. To the extent that any particular terms of any rights described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement. The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate and the applicable rights agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part or to a document that is incorporated or deemed to be incorporated by reference in this prospectus. For more information on how you may obtain copies of any rights certificate or rights agreement applicable to any rights we may offer, see “Where You Can Find Additional Information.” We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

The prospectus supplement relating to any rights that we may offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	a discussion of federal income tax consequences related to the rights; and

•	any other material terms of the rights.

Each right would entitle the holder of the rights to purchase for cash the number of shares of common stock or preferred stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, depositary shares, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	a discussion of federal income tax consequences related to the rights.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units, despite any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

Please note that in this section, references to “we,” “our” and “us” refer only to our Operating Partnership and not Innovative Industrial Properties, Inc. (“IIP”) or its subsidiaries unless the context requires otherwise.

This prospectus describes general terms of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. Unless such prospectus supplement provides otherwise, the general terms and provisions described in this prospectus will apply to the particular series of debt securities to which such supplement relates. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities that we may issue may constitute debentures, notes, bonds or other evidences of our indebtedness, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities, and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

Unless otherwise specified in a prospectus supplement, the debt securities will be issued under an indenture between us and Argent Institutional Trust Company, as trustee, and Securities Transfer Corporation, as registrar. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution.

The following summary describes selected provisions of the form of indenture. This summary does not describe every aspect of the debt securities or the indenture and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including the terms defined in the indenture. This summary is also subject to, and qualified in its entirety by reference to, the description of the particular debt securities in the applicable prospectus supplement. Capitalized terms used in the following summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of the board of directors of IIP, as our sole general partner, and set forth or determined in the manner provided in such resolution, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

Unless otherwise specified in a prospectus supplement, the indenture will designate Argent Institutional Trust Company as the trustee for the indenture and Securities Transfer Corporation as registrar with respect to one or more series of our debt securities. Argent Institutional Trust Company, or any other specified trustee, may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. Similarly, Securities Transfer Corporation, or any other specified registrar, may resign or be removed with respect to one or more series of our debt securities, and a successor registrar may be appointed to act with respect to that series.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and any premium and interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;

•	if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities or any guarantees;

•	any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	a discussion of any additional material U.S. federal income tax considerations applicable to an investment in the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

•	whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

•	whether a person other than Argent Institutional Trust Company is to act as trustee;

•	whether a person other than Securities Transfer Corporation is to act as registrar;

•	the securities exchange, if any, on which the debt securities may be listed; and

•	any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below in the section entitled “Description of Debt Securities – Transfer and Exchange – Global Debt Securities and Book-Entry System,” book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Book-Entry Securities.”

Covenants

Any restrictive covenants applicable to any issue of debt securities will be set forth in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless stated otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving person or the successor person (if anyone other than us) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Guarantees

Unless otherwise described in the applicable prospectus supplement, the debt securities issued by us will be fully and unconditionally guaranteed by IIP. If a series of debt securities is so guaranteed, an indenture, a supplemental indenture thereto, and/or a notation of guarantee will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Events of Default

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Event of Default” means with respect to any series of debt securities, the occurrence of any of the following events, unless otherwise provided by resolution of the board of directors of IIP, supplemental indenture or officer’s certificate:

•	a default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 90 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 90-day period);

•	a default in the payment of principal of any debt security of that series at its maturity;

•	a default in the performance or breach of any covenant or warranty by us in the debt security of that series or the indenture (other than defaults pursuant to the first or second bullet of this paragraph or pursuant to a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by notice in writing to us and the trustee, may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

•	such holder or holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if a responsible officer of the trustee has written notice from the Company or a holder as to such Default or Event of Default, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has written notice from the Company or a holder as to such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with the covenants in the indenture described in the section entitled “Description of Debt Securities – Consolidation, Merger and Sale of Assets;”

•	to provide for book-entry debt securities in addition to or in place of certificated debt securities;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable Depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture; or

•	to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium, if any, on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option; or

•	if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Regarding the Trustee

Unless otherwise specified in a prospectus supplement, Argent Institutional Trust Company will initially act as the trustee for the debt securities, subject to replacement at our option as provided in the indenture. If an Event of Default occurs and is continuing, the trustee will be required to use the same degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture only after those holders have offered, and, if requested, provided the trustee indemnity satisfactory to it.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations (as defined below) of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Service, a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be described in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include the following, among others:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or Foreign Government Obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or Foreign Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities when:

either:

•	all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid) have been delivered to the trustee for cancellation; or

•	all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash or noncallable U.S. government obligations in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the indenture by us; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

No Personal Liability of Directors, Officers, Employees or Stockholders

No director, officer, employee, or stockholder will have any liability for any of our obligations under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability.

The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indenture, the debt securities, and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. We expect that The Depository Trust Company will serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented by that security, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by the depositary or any nominee of that depositary to a successor depositary or a nominee of that successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the provisions described below will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by that global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Those accounts will be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through those participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by that global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders of that security under the applicable indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing those securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of those securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global security for those securities as shown on the records of that depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of these participants.

If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of that series in exchange for the global security representing that series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to those securities, determine not to have any securities of that series represented by one or more global securities and, in that event, will issue individual securities of that series in exchange for the global security or securities representing that series of securities.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL and to our charter and our bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Because our board of directors has the power to amend our bylaws, it could modify the bylaws to change that range. Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Except as may be provided with respect to any class or series of our stock, under the MGCL at each annual meeting of our stockholders, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, and holders of shares of common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote are able to elect all of our directors.

The Series A Preferred Stock articles supplementary provides that if dividends on the Series A Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive, holders of shares of the Series A Preferred Stock (voting together as a class with other voting preferred stock) will be entitled to vote for the election of two additional directors to serve on our board of directors. The Series A Preferred Stock articles supplementary also separately provide for the election, term, removal and filling of any vacancy in the office of such directors elected by the holders of the Series A Preferred Stock.

Removal of Directors

Our charter provides that, subject to the rights of holders of any class or series of our preferred stock to elect or remove one or more directors, a director may be removed only with cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (i) removing incumbent directors except with cause and upon a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Dissolution

Our dissolution must be declared advisable by a majority of our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.

Exclusive Forum for Certain Litigation

Our bylaws provide that, unless we consent in writing to an alternative forum, the state and federal courts in Baltimore, Maryland are the exclusive forum for certain litigation, including (i) derivative actions on our behalf, (ii) actions asserting claims of breach of any duty owed by any of our directors, officers or employees, (iii) actions asserting a claim against us or any of our directors, officers or other employees arising under the MGCL, our bylaws or our charter and (iv) actions governed by the internal affairs doctrine.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A Maryland corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Control Share Acquisitions

The MGCL provides that a holder of  “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8

Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and (if the board of directors is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, only with cause, (ii) vest in the board of directors the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the board, our chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting of our stockholders.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the procedural requirements specified in our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Only the matters set forth in the notice of special meeting may be considered and acted upon at such meeting. Additionally, the Series A Preferred Stock articles supplementary provides the holders of Series A Preferred Stock certain rights to have a special meeting called upon their request in connection with the election of the preferred stock directors.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of directors, and the vote required to amend this provision (which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the election), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. As permitted by the MGCL, our charter contains a provision permitting our directors, without any action by our stockholders, to amend the charter to increase or decrease the aggregate number of shares of stock of any class or series that we have authority to issue.

Our bylaws may be adopted, altered or repealed by the board of directors or by our stockholders, by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter.

Additionally, the Series A Preferred Stock articles supplementary provides the holders of Series A Preferred Stock with voting rights with respect to certain amendments to our charter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (i) by or at the direction of our board of directors or (ii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

Action by Stockholders

Our charter provides that stockholder action can be taken at an annual or special meeting of stockholders and by consent in lieu of a meeting if such consent is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders and the calling of a stockholder-requested special meeting of stockholders, may have the effect of delaying consideration of a stockholder proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our charter and our bylaws described above including, among others, the restrictions on ownership and transfer of our stock, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of our bylaws could delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders. Likewise, if our board of directors were to opt in to the classified board or other provisions of Subtitle 8 or if our board of directors were to opt in to the control share acquisition of the MGCL, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•	written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served any predecessor of our company, in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We have entered into indemnification agreements with each of our executive officers and directors, and expect to enter into indemnification agreements with future executive officers and directors, that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT. Our charter also provides that our board of directors may determine that compliance with any restriction or limitation on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

OUR OPERATING PARTNERSHIP AND THE OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Agreement of Limited Partnership of IIP Operating Partnership, LP (the “Operating Partnership Agreement”). This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information.”

Our Operating Partnership is a Delaware limited partnership that was formed on June 20, 2016. We are the sole general partner of our Operating Partnership and own, directly or through subsidiaries, 100% of the partnership interests in our Operating Partnership. Our Operating Partnership is treated as a partnership for U.S. federal income tax purposes.

Description of Partnership Interests

Our Operating Partnership has two classes of partnership interests: general partnership interests and limited partnership interests. General partnership interests represent an interest as a general partner in our Operating Partnership and we, as general partner, hold all such interests.

Limited partnership interests represent an interest as a limited partner in our Operating Partnership. Our Operating Partnership may issue, at the sole discretion of the General Partner, additional partnership interests and classes of partnership interests with rights different from, and superior to, those of general partnership interests and/or limited partnership interests.

Our Operating Partnership is treated as a partnership for U.S. federal income tax purposes. See the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Our Operating Partnership.”

Management of our Operating Partnership

Our Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Operating Partnership Agreement. We are the general partner of our Operating Partnership and conduct substantially all of our business through it. Pursuant to the Operating Partnership Agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership.

Indemnification

To the extent permitted by law, the Operating Partnership Agreement provides for indemnification of us when acting in good faith and in the best interests of our Operating Partnership in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Certain Provisions of Maryland Law and Our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.”

Issuance of Additional Units

As general partner of our Operating Partnership, we are able to cause our Operating Partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of general partnership interests and limited partnership interests.

Capital Contributions

The Operating Partnership Agreement provides that, if our Operating Partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings, operating revenue or capital contributions, we, as general partner, have the right to raise additional funds required by our Operating Partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by our Operating Partnership, we may contribute the amount of such required funds as an additional capital contribution.

Liquidation

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their relative percentage interest ownership.

Distributions and Allocations

Distributions are made, and all items of net income, net loss and any other individual items of income, gain, loss or deduction of our Operating Partnership are allocated to the general partner and the limited partner based on their relative percentage interest ownership.

Term

Our Operating Partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated upon (i) our election to dissolve the Partnership; (ii) the entry of a decree of judicial dissolution of our Operating Partnership; or (iii) by operation of law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the acquisition, ownership and disposition of our common and preferred shares and warrants and our election to be taxed as a REIT. Supplemental material U.S. federal income tax considerations relevant to the acquisition, ownership, and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or prospectus supplement that relates to those securities. As used in this section, the terms “we” and “our” refer solely to Innovative Industrial Properties, Inc. and not any subsidiaries or other lower-tier entities or affiliates, except as otherwise indicated.

This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in view of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, regulated investment companies, broker-dealers, partnerships and other pass-through entities and trusts, persons holding our stock on behalf of other persons as nominees, persons who receive our stock as compensation, persons subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Holders”) and other persons subject to special tax rules. In addition, the following summary does not address any U.S. federal income tax consequences to holders of our outstanding stock that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the stockholders investment (rather than a return on the stockholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such regulations as a financing instrument among the holders of the fast-pay stock and our other stockholders. Moreover, this summary assumes that holders will hold our shares as “capital assets” for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that the Service would not assert, or that a court would sustain, a position contrary to any of the tax consequences described below. Moreover, we cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

The U.S. federal income tax treatment of holders of our shares and warrants depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of our shares and warrants will depend on the holder’s particular tax circumstances. We urge you to consult your own tax advisors regarding the U.S. federal, state, local, foreign, and other tax consequences of the acquisition, ownership and disposition of our shares and of our intended election to be taxed as a REIT.

Taxation of Our Company

We were incorporated on June 15, 2016 as a Maryland corporation. We have been organized to operate our business so as to qualify to be taxed as a REIT, for U.S. federal income tax purposes, commencing with our taxable year ended December 31, 2017. Our ability to continue to qualify as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our stock. No assurances can be provided regarding our ability to maintain our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.

The sections of the Code and Treasury Regulations relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.

In connection with the filing of the registration statement of which this prospectus is a part, Foley & Lardner LLP has issued an opinion to us to the effect that, commencing with our taxable year ended December 31, 2017, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws. You should be aware that Foley & Lardner LLP’s opinion is based on the U.S. federal income tax laws governing qualification as a REIT as of the date of such opinion (which are subject to change, possibly on a retroactive basis), is not binding on the Service or any court, and speaks only as of the date issued. In addition, Foley & Lardner’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve, among other things, the percentage of our gross income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. Foley & Lardner LLP will not review our compliance with those tests on a continuing basis. Accordingly, we cannot assure you that the actual results of our operations for any particular taxable year will satisfy such requirements. Foley & Lardner LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax (and interest) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see the section entitled “Failure to Qualify” below.

Provided we continue to qualify for taxation as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. Such tax treatment avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. However, we will be subject to U.S. federal income tax in the following circumstances:

•	We will be subject to U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to corporate “alternative minimum tax” for taxable years beginning before January 1, 2018.

•	We will be subject to tax, at the highest U.S. federal corporate income tax rate (currently 21%), on net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

•	We will be subject to a 100% tax on net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of (a) the amount we actually distributed; and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•	If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the Service, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax with respect to such failure equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 21%) multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	We may be required to pay monetary penalties to the Service in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

•	If we acquired any asset while we were taxable as a C corporation or we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate (currently 21%) applicable if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	The earnings of our subsidiary entities that are C corporations, including TRSs, will be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

A REIT is a corporation, trust or association that satisfies each of the following requirements:

(1)	It is managed by one or more trustees or directors;

(2)	Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;

(3)	It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;

(4)	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

(5)	At least 100 persons are beneficial owners of its stock or ownership shares or certificates (determined without reference to any rules of attribution);

(6)	Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year;

(7)	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Service that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

(8)	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;

(9)	It meets certain other requirements described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income; and

(10)	It has no undistributed earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must satisfy requirements 1 through 4, and 8 during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2018 taxable year. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

In addition, our charter provides for restrictions regarding the ownership and transfer of shares of our capital stock. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.

For purposes of requirement 8, we have adopted December 31 as our year end for U.S. federal income tax purposes, and thereby satisfy this requirement.

Qualified REIT Subsidiaries.   A “qualified REIT subsidiary” generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a TRS. A corporation that is a “qualified REIT subsidiary” is treated as a division of the REIT that owns, directly or indirectly, all of its stock and not as a separate entity for U.S. federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the qualified REIT subsidiary. Consequently, in applying the REIT requirements described herein, the separate existence of any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.   The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under U.S. federal income tax laws, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of any partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

We may from time to time be a limited partner or non-managing member in a partnership or limited liability company. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries (“TRSs”).   A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more TRSs. The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a TRS. However, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities is automatically treated as a TRS without an election. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Generally, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

Unlike a qualified REIT subsidiary, the separate existence of a TRS is not ignored for U.S. federal income tax purposes and a TRS is a fully taxable corporation subject to U.S. federal corporate income tax on its earnings. We will not be treated as holding the assets of any TRS or as receiving the income earned by any TRS. Rather, we will treat the stock issued by any TRS as an asset and will treat any dividends paid to us from any TRS as income. This treatment may affect our compliance with the gross income tests and asset tests.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.

A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or other services that would give rise to income that would not qualify under the REIT rules, or the ownership of property held for sale to customers. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”

Gross Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets, other than gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property,

•	income and gain derived from foreclosure property (as described below);

•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities (including interest and gain from debt instruments issued by a “publicly offered REIT” to the extent not secured by real property or an interest in real property) or any combination of these.

Certain income items do not qualify for either gross income test. Other types of income are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our Operating Partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all time with the gross income tests. Under the Tax Cuts and Jobs Act, we would have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. The following paragraphs discuss the specific application of the gross income tests to us.

Dividends.   Our share of any dividends received from any corporation (including dividends from any TRS that we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Interest.   The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of  (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Under the applicable Treasury Regulation (referred to as the “interest apportionment regulation”), if we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a mortgage loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In Revenue Procedure 2014-51, the Service interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal. In the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest income from such loan qualifies for purposes of the 75% gross income test.

Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (3) any new transaction entered into to hedge the income or loss from a prior hedging transaction, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that we do not properly identify a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income or qualifies for purposes of either or both of the gross income tests. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Rents from Real Property.   To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. Further, the rent from a particular property does not qualify as “rents from real property” if  (i) the rent is considered based on the income or profits of the tenant, (ii) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying taxable REIT subsidiaries or (iii) we furnish non-customary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a taxable REIT subsidiary.

In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test.

Prohibited Transactions.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. Although we do not presently intend to hold assets primarily for sale to customers in the ordinary course of a trade or business, no assurance, however, can be given that the Service will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the resulting imposition of the 100% prohibited transactions tax is available, however, if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year or (4) either, (a) the REIT satisfies the requirements of clause (2) applied by substituting “20%” for “10%” and the “3-year average adjusted bases percentage” (as defined in the Code) for the taxable year does not exceed 10%, or (b) the REIT satisfies the requirements of clause (3) applied by substituting “20%” for “10%” and the “3-year average fair market value percentage” (as defined in the Code) for the taxable year does not exceed 10%;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT or a TRS derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a taxable REIT subsidiary if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary although such income will be taxed to the taxable REIT subsidiary at U.S. federal corporate income tax rates.

Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury Department. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

•

on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests.   We intend to monitor our sources of income, including any nonqualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the Service in accordance with regulations prescribed by the Secretary of the U.S. Treasury Department.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in the section entitled “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and investments in money market funds;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	stock or shares of beneficial interest in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

•	personal property leased in connection with real property if the rent attributable to such personal property is not greater than 15% of the total rent received under the lease;

•	debt instruments issued by “publicly offered REITs;” and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments are not secured by real property or an interest in real property.

For purposes of these assets tests, we are treated as holding our proportionate share of our Operating Partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•	“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-” straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	any loan to an individual or an estate;

•	any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	any obligation to pay “rents from real property;”

•	certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;

•	any security (including debt securities) issued by another REIT;

•	any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

•	any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We intend that the assets that we will hold will satisfy the foregoing asset test requirements. We will not obtain, however, nor are we required to obtain under the U.S. federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for any mortgage loans that we may originate or acquire. Therefore, we cannot assure you that we will be able to satisfy the asset tests described above. We will monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the Service might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if  (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the Service describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury Department and (iii) pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate tax rate (currently, 21%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.

We intend that the assets that we may hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the Service will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of:

•	90% of our REIT taxable income computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs other than “publicly offered” REITs, and to provide a REIT-level tax deduction for such REITs, the distributions must not be a “preferential dividend.” A distribution is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares within a particular class and (ii) in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. Such preferential dividend rules will not apply to our distributions if we qualify as a “publicly offered” REIT. We believe that we will be a “publicly offered” REIT.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See the section above entitled “— Taxation of U.S. Holders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.

We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax. It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirements. In such a situation, we may need to borrow funds or issue additional stock, or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the Service based upon the amount of any deduction we take for deficiency dividends.

Sale-Leaseback Transactions

Some of our investments have been, and may in the future be, in the form of sale-leaseback transactions whereby we purchase real estate properties and lease them back to the seller. We normally intend to treat these transactions as real estate purchases and true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Service might take the position that the transaction is not a sale-leaseback but is more properly treated in some other manner. In the event of a successful recharacterization, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the gross income tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares, and we must maintain a list of those persons failing or refusing to comply with such request as part of our records. A stockholder that fails or refuses to comply with such request is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax (for taxable years beginning before January 1, 2018) on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Our Operating Partnership

Our Operating Partnership currently is treated as a partnership for U.S. federal income tax purposes.

Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining such partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale or exchange of such partner’s interest in the partnership.

For purposes of the REIT income and asset tests, we are treated as receiving or holding our proportionate share of our Operating Partnership’s income and assets, respectively. We control, and intend to continue to control, our Operating Partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which generally are effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in the Operating Partnership being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Prospective stockholders are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

The discussion above assumes that our Operating Partnership is treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. We intend to comply with one or more exceptions to treatment of our Operating Partnership as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception could prevent us from qualifying as a REIT.

Taxation of U.S. Holders

The term “U.S. holder” means a beneficial owner of our securities that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our securities by the partnership.

Taxation of Taxable U.S. Holders on Distributions on Shares.  As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. Dividends paid to a U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 20% tax rate for “qualified dividend income.”

The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is currently 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.

As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Beginning in taxable years on or after January 1, 2018 and before January 1, 2026, non-corporate U.S. stockholders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. stockholders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018. Pursuant to Treasury Regulations finalized in 2020, in order for a dividend paid by a REIT to be eligible to be eligible for this reduced tax rate, a non-corporate U.S. stockholder must meet two holding period-related requirements. First, the U.S. stockholder must hold the REIT stock for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT stock becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the U.S. stockholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Prospective investors should consult their tax advisors concerning the applicability of these rules and any limitations on the ability to deduct all or a portion of dividends received on our securities.

In addition, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income) with respect to such built-in gain. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares of capital stock become ex-dividend.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. The temporary 20% deduction currently allowed with respect to ordinary REIT dividends received by non-corporate taxpayers, is allowed only for Chapter 1 of the Code and this is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax, which is imposed under Chapter 2A of the Code. Dividends paid to a corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.

A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our shares of capital stock. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Net capital gain is generally taxable at a maximum U.S. federal income tax rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gain dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its shares of capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s shares of capital stock. Instead, the distribution will reduce the adjusted basis of such shares of capital stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her shares of capital stock as long-term capital gain, or short-term capital gain if the shares of capital stock have been held for one year or less, assuming the shares of capital stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.”

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will generally only be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction). Such losses are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Taxable distributions from us and gain from the disposition of our shares of capital stock will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares of capital stock generally will be treated as investment income for purposes of the investment interest limitations. Similarly, for taxable years beginning after December 31, 2017, non-corporate stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends that we distribute, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at the ordinary income tax rate on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of Taxable U.S. Holders on the Disposition of Shares.  In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our shares of capital stock as long-term capital gain or loss if the U.S. holder has held such shares of capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gain deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of shares of capital stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our shares of capital stock may be disallowed if the U.S. holder purchases our shares of capital stock (or substantially similar shares of capital stock) within 30 days before or after the disposition.

Capital Gains and Losses.  A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gains or the accumulated depreciation on the Section 1250 property. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares of capital stock.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 20% or 25% rate. The highest marginal individual income tax rate currently is 37%. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently up to 21%). A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. The Service and the U.S. Treasury Department have issued final regulations effective for tax years commencing on or after January 19, 2021 that impose special rules in respect of capital gain dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code. If we fail to provide the additional reporting set forth in these rules, capital gain dividends may be recharacterized as short-term capital gains for certain holders of applicable partnership interests and not eligible for reduced rates of tax. The regulations provide that REITs may, but are not required to, provide this additional reporting.

If a U.S. stockholder recognizes a loss upon a disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, resulting in a requirement to separately disclose the loss-generating transaction to the Service. These Treasury Regulations are written quite broadly and apply to many routine and simple transactions. A reportable transaction currently includes, among other things, a sale or exchange of stock resulting in a tax loss in excess of (a) $10 million in any single year or $20 million in any combination of years in the case of stock held by a C corporation or by a partnership with only C corporation partners or (b) $2 million in any single year or $4 million in any combination of years in the case of stock held by any other partnership or an S corporation, trust or individual, including losses that flow through pass through entities to individuals. A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return and, in the first year of filing, a copy of Form 8886 must be sent to the Service’s Office of Tax Shelter Analysis. The penalty for failing to disclose a reportable transaction is generally $10,000 in the case of a natural person and $50,000 in any other case.

Information Reporting Requirements and Withholding.  We or the applicable withholding agent will report to U.S. holders and to the Service the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding (currently at a rate of 24%) with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the Service. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.

Taxation of Non-U.S. Holders

The term “non-U.S. holder” means a beneficial owner of our shares of capital stock that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our shares of capital stock, including any reporting requirements.

A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares of capital stock. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or

•	the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our shares of capital stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).

A non-U.S. holder will not incur tax on a distribution on the shares of capital stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of its shares of capital stock. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of its shares of capital stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares of capital stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its shares of capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. To the extent that we do not do so, we nevertheless may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, the applicable withholding agent must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.

Capital gain distributions on our shares of capital stock that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if (i) the class of capital stock is “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of such class of capital stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If a class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of capital stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our shares of capital stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be classified as a United States real property holding corporation based on our investment strategy and current investments. In that case, gains from the sale of our shares of capital stock by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our shares of capital stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons.

If a class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such class of our capital stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells such capital stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if (i) the class of our capital stock is treated as regularly traded under applicable Treasury Regulations on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of such class of our capital stock at all times during a specified testing period. If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

In addition, distributions to “qualified shareholders” (generally, certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds,” or entities all of the interests of which are held by “qualified foreign pension funds,” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of shares of capital stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the Service. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our capital stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Under recently released proposed Treasury Regulations, gross proceeds from a sale or other disposition of our capital stock are not subject to FATCA withholding.  In the preamble to these proposed Treasury Regulations, the Internal Revenue Service has stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

If withholding is required under FATCA on a payment, holders of our capital stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the Service to obtain the benefit of such exemption or reduction (provided that such benefit is available). Stockholders should consult their own tax advisors regarding the effect of FATCA on an investment in our capital stock.

Redemption and Conversion of Preferred Stock

Cash Redemption of Preferred Stock.    A redemption of preferred stock will be treated for federal income tax purposes as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits), unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. Such a redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the holder (which will not be the case if only non-voting preferred stock is redeemed), (ii) results in a “complete termination” of the holder’s equity interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our common stock and preferred stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our common stock and preferred stock actually owned by the holder, must generally be taken into account. If a holder of preferred stock owns (actually and constructively) no shares of our outstanding common stock or an insubstantial percentage thereof, a redemption of shares of preferred stock of that holder is likely to qualify for sale or exchange treatment because the redemption would be “not essentially equivalent to a dividend.” However, the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of preferred stock depends upon the facts and circumstances at the time the determination must be made. We urge prospective holders of preferred stock to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock is not treated as a distribution taxable as a dividend to a particular holder, it will be treated as a taxable sale or exchange by that holder. As a result, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits) and (ii) the holder’s adjusted tax basis in the shares of the preferred stock. Such gain or loss will be capital gain or loss if the shares of preferred stock were held as a capital asset, and will be long-term gain or loss if such shares were held for more than one year. If a redemption of preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the holder, and the holder’s adjusted tax basis in the redeemed shares of the preferred stock will be transferred to the holder’s remaining shares of our stock. If the holder owns no other shares of our stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Conversion of Preferred Stock into Common Stock.    In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the preferred stock solely into shares of common stock. The basis that a stockholder will have for tax purposes in the shares of common stock received upon conversion will be equal to the adjusted basis for the stockholder in the shares of preferred stock so converted, and provided that the shares of preferred stock were held as a capital asset, the holding period for the shares of common stock received would include the holding period for the shares of preferred stock converted. A stockholder will, however, generally recognize gain or loss on the receipt of cash in lieu of fractional shares of common stock in an amount equal to the difference between the amount of cash received and the stockholder’s adjusted basis for tax purposes in the preferred stock for which cash was received. Furthermore, under certain circumstances, a stockholder of shares of preferred stock may recognize gain or dividend income to the extent that there are accumulated and unpaid dividends on the shares at the time of conversion into common stock.

Adjustments to Conversion Price.    Adjustments in the conversion price, or the failure to make such adjustments, pursuant to the anti-dilution provisions of the preferred stock or otherwise, may result in constructive distributions to the stockholders of preferred stock that could, under certain circumstances, be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a stockholder of preferred stock could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash. Under proposed regulations, such constructive distributions, if any, would generally be deemed to occur on the date adjustments to the conversion price are made in accordance with the terms of the relevant series of preferred stock.

Warrants

Upon the exercise of a warrant for common stock, a holder will not recognize gain or loss and will have a tax basis in the common stock received equal to the tax basis in such stockholder’s warrant plus the exercise price of the warrant. The holding period for the common stock purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period that the stockholder held the warrant.

Upon a sale or other disposition of a warrant, a holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the warrant. Such a gain or loss will be long term if the holding period is more than one year. In the event that a warrant lapses unexercised, a holder will recognize a capital loss in an amount equal to his tax basis in the warrant. Such loss will be long term if the warrant has been held for more than one year.

State, Local and Foreign Taxes

We and/or our subsidiaries and holders of securities may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or holders of our securities transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and holders of our securities may differ from the U.S. federal income tax treatment of us and holders of our securities described above. Consequently, holders of our securities should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our securities.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the U.S. Treasury Department and may be changed at any time, possibly with retroactive effect. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our shares.

Prospective investors are urged to consult with their tax advisors regarding the potential effects of legislative, regulatory, or administrative developments on an investment in our shares.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with the purchase and holding of our securities by (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA), (ii) a plan (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code (including IRAs and Keogh plans) or (iii) any entity deemed to hold plan assets of any of the foregoing by virtue of the plan’s investment in the entity (each such plan, account and entity described above is referred to herein as a “Plan”), or any employee benefit plan that is subject to any federal, state, local or other law that is substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). This summary is based on current provisions of ERISA and the Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

General Fiduciary Obligations

Under ERISA and the Code, a person generally is a fiduciary with respect to a Plan if, among other things, the person has discretionary authority or control over the administration of the Plan or the management or disposition of Plan assets or provides investment advice for a fee or other compensation (direct or indirect) with respect to the Plan. Each fiduciary of a Plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, seeking to invest plan assets in our securities must consider, taking into account the facts and circumstances of each such Plan, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Code;

•	whether, under the facts and circumstances pertaining to the Plan in question, the fiduciary’s responsibility to the Plan has been satisfied;

•	whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Plan; and

•	the need to value the assets of the Plan annually.

Under ERISA, a Plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. In considering an investment in our securities, a Plan fiduciary should consider whether such an investment is appropriate for the Plan, taking into account such fiduciary obligations described above.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans from engaging in certain transactions involving Plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets, unless an exemption is available. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, including an obligation to restore to the Plan any profits they realized as a result of the transaction or breach and make up for any losses incurred by the Plan as a result of the transaction or breach. With respect to an IRA that invests in our securities, the occurrence of a non-exempt prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code. Accordingly, the fiduciary of a Plan or any other person making investment decisions for a Plan should consider the application of the prohibited transaction rules (and the available exemptions, if any) of ERISA and the Code prior to making any decision to purchase and hold our securities. There can be no assurance that the conditions of any of the available prohibited transaction exemptions will be satisfied. In addition, if we are deemed to hold plan assets (as described below), then our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Plan investor, we might be a disqualified person or party-in-interest with respect to such Plan investor, resulting in a non-exempt prohibited transaction merely upon investment by such Plan in our securities.

Plan Asset Considerations

As noted above, if we are deemed to hold “plan assets” then our management could be characterized as fiduciaries under ERISA which could create the potential for non-exempt prohibited transactions under regulations promulgated by the Department of Labor (the “Plan Assets Regulation”), when a Plan makes an equity investment in an entity, the assets of such Plan include not only the equity interest, but also include an undivided interest in the underlying assets of the entity, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Plans, our management would be treated as fiduciaries with respect to each Plan that invests in our securities and an investment in our securities might constitute an ineffective delegation by such Plans of fiduciary responsibility to our advisors, and expose the fiduciary of the Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our securities might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Plan holders of our securities, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan holders of our securities with the opportunity to sell their securities to us or we might dissolve.

However, as mentioned above, the Plan Assets Regulation provides exeptions to the general rule that the underlying assets of an entity, such as a REIT, will be treated as assets of a Plan investing therein. Two such exceptions are the “publicly-offered securities” exception and the “insignificant participation” exception, each as described below.

Exception for “Publicly-Offered Securities.”   If a Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	(i) sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within a specified time period or (ii) sold as part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

Our structure has been established with the intent to satisfy the criteria to be a “publicly-offered security”, however, there is no assurance that our securities will meet such requirement.

Exception for Insignificant Participation by Plan Investors.   The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Plan investing in such entity if equity participation in the entity by employee benefit plans, including Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Plan investors. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot provide any assurance that Plan investors will hold less than 25% of the value of our securities.

Other Prohibited Transactions

Regardless of whether our securities qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Plan purchasing our securities. Accordingly, unless an administrative or statutory exemption applies, securities should not be purchased by a Plan with respect to which any of the above persons is a fiduciary.

Further, certain employee benefit plans, such as governmental, non-U.S. or church plans, generally are not subject to the requirements of Title I of ERISA of relevant Code provisions; provided, however, such plans may be subject to Similar Laws that affect their ability to acquire or hold our securities. Such plans should consult their own advisors regarding the applicability of any such Similar Laws.

Representation

By acceptance of any of our securities, each purchaser and subsequent transferee of our securities will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold such securities constitutes assets of any Plan or a plan subject to Similar Law or (ii) the purchase and holding of such securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of our securities to a Plan is in no respect a representation by us or any other person associated with the offering that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

The preceding discussion is only a summary of certain ERISA and Code implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each purchaser or transferee that is or is acting on behalf of a Plan or a plan subject to Similar Law should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in our securities.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities covered by this prospectus, and certain tax matters will be passed upon for us by Foley & Lardner LLP, Tampa, Florida.

EXPERTS

The consolidated financial statements and schedule of Innovative Industrial Properties, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our Operating Partnership do not currently file separate reports, proxy statements or other information with the SEC.

We will provide to each person, including any beneficial owner, to whom our prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into our prospectus but not delivered with our prospectus. To receive a free copy of any of the documents incorporated by reference in our prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Innovative Industrial Properties, Inc.
1389 Center Drive, Suite 200
Park City, UT 84098
Attn: Secretary
(858) 997-3332

We maintain a website at www.innovativeindustrialproperties.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our securities, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website, www.sec.gov.

$

                Shares

       % Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

Stifel

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Huntington Capital Markets

Oppenheimer & Co.

Academy Securities

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Wolfe Capital Markets and Advisory

October      , 2026